Filed Pursuant to Rule 424(b)(3) and Rule 424(c)
Registration No. 333-150326

August 3, 2009

PROSPECTUS SUPPLEMENT NO. 15

14,000,000 SHARES OF COMMON STOCK

ANTIGENICS INC.

This prospectus supplement amends the prospectus dated March 16, 2009 (as supplemented on April 15, 2009, April 17, 2009, April 22, 2009, April 27, 2009, May 4, 2009, May 11, 2009, May 27, 2009, June 4, 2009, June 8, 2009, June 9, 2009, June 11, 2009, June 15, 2009, July 7, 2009, and July 15, 2009) to allow certain stockholders or their pledgees, donees, transferees, or other successors in interest (the “Selling Stockholders”), to sell, from time to time, up to 7,000,000 shares of our common stock, which they have acquired in a private placement in the United States, and up to 7,000,000 shares of our common stock issuable upon the exercise of warrants which are held by the Selling Stockholders named in the prospectus.

We would not receive any proceeds from any such sale of these shares. To the extent any of the warrants are exercised for cash, if at all, we will receive the exercise price for those warrants.

This prospectus supplement is being filed to include the information set forth in the Current Report on Form 8-K filed on August 3, 2009, which is set forth below. This prospectus supplement should be read in conjunction with the prospectus dated March 16, 2009, Prospectus Supplement No. 1 dated April 15, 2009, Prospectus Supplement No. 2 dated April 17, 2009, Prospectus Supplement No. 3 dated April 22, 2009, Prospectus Supplement No. 4 dated April 27, 2009, Prospectus Supplement No. 5 dated May 4, 2009, Prospectus Supplement No. 6 dated May 11, 2009, Prospectus Supplement No. 7 dated May 27, 2009, Prospectus Supplement No. 8 dated June 4, 2009, Prospectus Supplement No. 9 dated June 8, 2009, Prospectus Supplement No. 10 dated June 9, 2009, Prospectus Supplement No. 11 dated June 11, 2009, Prospectus Supplement No. 12 dated June 15, 2009, Prospectus Supplement No. 13 dated July 7, 2009, and Prospectus Supplement No. 14 dated July 15, 2009, which are to be delivered with this prospectus supplement.

Our common stock is quoted on The NASDAQ Capital Market (“NASDAQ”) under the ticker symbol “AGEN.” On July 31, 2009, the last reported closing price per share of our common stock was $2.19 per share.

Investing in our securities involves a high degree of risk. Before investing in any of our securities, you should read the discussion of material risks in investing in our common stock. See “Risk Factors” on page 1 of the prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

THE DATE OF THIS PROSPECTUS SUPPLEMENT NO. 15 IS AUGUST 3, 2009

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

July 29, 2009

Date of Report (Date of earliest event reported)

ANTIGENICS INC.

(Exact name of registrant as specified in its charter)

DELAWARE	000-29089	06-1562417
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3 Forbes Road Lexington, MA	02421
(Address of principal executive offices)	(Zip Code)

781-674-4400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition.

On July 30, 2009, Antigenics Inc. (the “Company”) announced its financial results for the second quarter ended June 30, 2009. The full text of the press release issued in connection with the announcement is being furnished as Exhibit 99.1 to this Current report on Form 8-K.
Item 3.02	Unregistered Sale of Equity Securities.

On July 30, 2009, the Company entered into a Securities Purchase Agreement (the “Agreement”) pursuant to which the Company issued and sold to a certain investor shares of the Company’s common stock, par value $0.01 per share, and warrants to purchase the Company’s common stock for an aggregate purchase price of $10,000,000. Under the terms of the Agreement, the investor in the private placement purchased 5,000,000 shares of common stock at $2.00 per share, and also received six-month warrants to purchase up to 2,500,000 additional shares of common stock at an exercise price of $2.00 per share and four-year warrants to purchase up to 2,173,900 additional shares of common stock at an exercise price of $2.30 per share. The form of the six-month purchase warrant, form of the four-year purchase warrant and the Agreement are attached to this report as Exhibits 4.1, 4.2 and 10.1, respectively, and are incorporated herein by reference.

The Company has agreed to file a registration statement covering shares issued in the private placement and issuable upon exercise of the warrants.

The Company paid Rodman & Renshaw, as placement agent, a cash placement fee equal to 6% of the aggregate purchase price. The securities were issued in reliance upon the exemptions from the registration under the Securities Act provided by Regulation D and Section 4(2). The securities were issued directly by the registrant and did not involve a public offering or general solicitation. The investor in the private placement is an “Accredited Investor” as that term is defined in Rule 501 of Regulation D.

A copy of the press release issued in connection with the private placement is being filed as Exhibit 99.2 to this Current Report on Form 8-K.
Item 8.01	Other Events.

On July 29, 2009, the Company entered into a waiver agreement (the “Waiver”) with Ingalls & Synder Value Partners L.P. (“Ingalls”), the majority holder of the Company’s Senior Secured Convertible Notes issued on October 30, 2006 (the “2006 Notes”), whereby Ingalls waived all of their rights under Sections 4 and 7(a) of the 2006 Notes with respect to the Company’s sale and issuance of certain new securities, including the shares of common stock and warrants sold in the private placement pursuant to the Agreement.
Item 9.01	Financial Statements and Exhibits.

(d) Exhibits
4.1 Form of 6 Month Warrant

4.2 Form of 4 Year Warrant

10.1 Securities Purchase Agreement dated July 30, 2009

99.1 Press Release dated July 30, 2009

99.2 Press Release dated July 31, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANTIGENICS INC.

Date: August 3, 2009	By:	/s/ Shalini Sharp
Shalini Sharp
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
4.1	Form of 6 Month Warrant

4.2	Form of 4 Year Warrant

10.1	Securities Purchase Agreement dated July 30, 2009

99.1	Press Release dated July 30, 2009

99.2	Press Release dated July 31, 2009

EXHIBIT 4.1

Exhibit B

NEITHER THESE SECURITIES NOR THE SECURITIES FOR WHICH THESE SECURITIES ARE EXERCISABLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS. THESE SECURITIES AND THE SECURITIES ISSUABLE UPON EXERCISE OF THESE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN SECURED BY SUCH SECURITIES.

ANTIGENICS INC

WARRANT

Warrant No. A-	Dated: August [1], 2009

Antigenics Inc., a Delaware corporation (the “Company”), hereby certifies that, for value received,              or its registered assigns (including permitted transferees, the “Holder”), as registered owner of this warrant (the “Warrant”), is entitled to purchase from the Company up to a total of 2,500,000 shares (as adjusted from time to time as provided in Section 9) of Common Stock (as defined below), at an exercise price equal to $2.00 per share (as adjusted from time to time as provided in Section 9, the “Exercise Price”), at any time and from time to time from and after the Effective Date (the “Initial Exercise Date”) to and including the six (6) month anniversary of the Effective Date (the “Expiration Date”), and subject to the following terms and conditions.

1. Definitions. The capitalized terms used herein and not otherwise defined shall have the meanings set forth below:

“Affiliate” of any specified Person means any other person or entity directly or indirectly controlling, controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control” means the power to direct the management and policies of such Person or firm, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise.

[1]	To be dated as of the Closing Date.

“Commission” means the United States Securities and Exchange Commission.

“Common Stock” means the common stock of the Company, $0.01 par value per share.

“Effective Date” means the earlier of (i) the effective date of a registration statement (the “Registration Statement”) registering for resale by the Holder all of the Warrant Shares or (ii) January 31, 2010.

“Eligible Market” means any of the New York Stock Exchange, the NYSE Amex or Nasdaq (as defined below), and any successor markets thereto.

“Exchange Act” means the Securities Exchange Act of 1934, as amended

“Market Price” shall mean (i) if the principal trading market for such securities is an exchange, the average of the last reported sale prices per share for the last ten previous Trading Days in which a sale was reported, as officially reported on any consolidated tape, (ii) if clause (i) is not applicable, the average of the closing bid price per share for the last ten previous Trading Days as set forth by Nasdaq or (iii) if clauses (i) and (ii) are not applicable, the average of the closing bid price per share for the last ten previous Trading Days as set forth in the National Quotation Bureau sheet listing for such securities. Notwithstanding the foregoing, if there is no reported sales price or closing bid price, as the case may be, on any of the ten Trading Days preceding the event requiring a determination of Market Price hereunder, then the Market Price shall be determined in good faith after reasonable investigation by resolution of the Board of Directors of the Company.

“Nasdaq” means the Nasdaq Global Market or Nasdaq Capital Market, and any successor markets thereto.

“Other Securities” refers to any capital stock (other than Common Stock) and other securities of the Company or any other Person which the Holder of this Warrant at any time shall be entitled to receive, or shall have received, pursuant to the terms hereof upon the exercise of this Warrant, in lieu of or in addition to Common Stock.

“Person” means any court or other federal, state, local or other governmental authority or other individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Trading Day” means (a) any day on which the Common Stock is listed or quoted and traded on any Eligible Market or (b) if the Common Stock is not then quoted and traded on any Eligible Market, then a day on which trading occurs on the Nasdaq Capital Market (or any successor thereto).

“Warrant Shares” shall initially mean shares of Common Stock and in addition may include Other Securities and Substituted Property (as defined in Section 9(e)(x)) issued or issuable from time to time upon exercise of this Warrant.

2. Registration of Warrant. The Company shall register this Warrant, upon records to be maintained by the Company for that purpose (the “Warrant Register”), in the name of the record Holder hereof from time to time. The Company may deem and treat the registered Holder of this Warrant as the absolute owner hereof for the purpose of any exercise hereof or any distribution to the Holder, and for all other purposes.

3. Registration of Transfers. The Company shall register the transfer of any portion of this Warrant in the Warrant Register, upon surrender of this Warrant, with the Form of Assignment attached hereto as Appendix A duly completed and signed, to the Company at its address specified herein. Upon any such registration and transfer, a new warrant in substantially the form of a Warrant (any such new warrant, a “New Warrant”), evidencing the portion of this Warrant so transferred shall be issued to the transferee and a New Warrant evidencing the remaining portion of this Warrant not so transferred, if any, shall be issued to the transferring Holder. The acceptance of the New Warrant by the transferee thereof shall be deemed the acceptance by such transferee of all of the rights and obligations of a holder of a Warrant.

4. Exercise and Duration of Warrant.

(a) This Warrant shall be exercisable, either in its entirety or for a portion of the number of Warrant Shares, by the registered Holder at any time and from time to time from and after the initial Exercise Date (as defined below) to and including the Expiration Date. At 5:00 P.M. New York City time on the Expiration Date, the portion of this Warrant not exercised prior thereto shall be and become void and of no value, and the Holder hereof shall have no right to purchase any additional Warrant Shares hereunder.

(b) A Holder may exercise this Warrant by delivering to the Company, in accordance with Section 13, this Warrant, together with (i) an exercise notice, in the form attached hereto as Appendix B (the “Exercise Notice”), appropriately completed and duly signed, and (ii) (A) payment of the Exercise Price for the number of Warrant Shares as to which this Warrant is being exercised pursuant to a Cash Exercise (as set forth in Section 4(c) below) or (B) if available pursuant to Section 4(d) below, by notifying the Company that this Warrant is being exercised pursuant to a Cashless Exercise (as set forth in Section 4(d) below), and the date such items are received by the Company is an “Exercise Date.” Execution and delivery of an Exercise Notice in respect of less than all of the Warrant Shares issuable upon exercise of this Warrant shall result in the cancellation of the original Warrant and issuance of a New Warrant evidencing the right to purchase the remaining number of Warrant Shares.

(c) Cash Exercise. In the event the Holder has elected to pay the Exercise Price in cash, it shall pay the Exercise Price by certified bank check payable to the order of the Company or by wire transfer of immediately available funds in accordance with the Company’s instructions (a “Cash Exercise”).

(d) Cashless Exercise. Notwithstanding anything contained herein to the contrary, if, at any time a registration statement covering the resale of the Warrant Shares that are the subject of the Exercise Notice by the Holder pursuant to the Securities Act (the “Unavailable Warrant Shares”) is not available for the resale of such Unavailable Warrant Shares, and the Company is otherwise obligated to have a resale registration statement available for such resale, the Holder may, in its sole discretion, exercise this Warrant in whole or in part and, in lieu of making the cash payment otherwise contemplated to be made to the Company upon such exercise in payment of the Exercise Price, elect instead to receive upon such exercise the “Net Number” of shares of Common Stock determined according to the following formula (a “Cashless Exercise”):

Net Number =	(A * B) – (A * C)
B

For purposes of the foregoing formula,

A = the total number of shares with respect to which this Warrant is then being exercised.

B = the weighted average price per share of the Common Stock (as reported by Bloomberg) on the Trading Day immediately preceding the date of the Exercise Notice.

C = the Exercise Price then in effect for the applicable Warrant Shares at the time of such exercise.

Notwithstanding anything to the contrary herein or in the Securities Purchase Agreement dated July 30, 2009 between the Company, the Holder, and other parties named therein (the “Securities Purchase Agreement”), the Holder agrees that the Holder's ability to elect a Cashless Exercise if there is not an effective registration statement covering the Warrant Shares represents the sole and exclusive monetary remedy of the Holder for a registration default with respect to the Warrant Shares, and in no event shall the Company be required to satisfy the Warrants through net cash settlement.

(e) Except as otherwise provided for herein, this Warrant shall not entitle the Holder to any voting rights or other rights as a stockholder of the Company by virtue of the ownership hereof.

5. Delivery of Warrant Shares.

(a) Upon exercise of this Warrant, the Company shall promptly (but in no event later than three Trading Days after the Exercise Date) issue or cause to be issued and deliver or cause to be delivered to the Holder, in such name or names as the Holder may designate, a certificate for the Warrant Shares issuable upon such exercise (the “Certificate”) bearing no restrictive legends. The Holder, or any Person so designated by the Holder to receive the Warrant Shares, shall be deemed to have become holder of record of such Warrant Shares as of the Exercise Date.

(b) Neither these securities nor the securities for which these securities are exercisable have been registered with the Commission or the securities commission of any state in reliance upon an exemption from registration under the Securities Act, and, accordingly, may not be offered or sold except pursuant to an effective registration statement under the Securities Act or pursuant to an available exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and in accordance with applicable state securities laws. The Holder acknowledges and agrees that the Warrant may be sold only pursuant to an applicable exemption from the registration requirements of the Securities Act and that the Warrant Shares may only be sold pursuant to an effective registration statement under the Securities Act or in accordance with any applicable exemption from the registration requirements of the Securities Act.

(c) This Warrant is exercisable, either in its entirety or, from time to time, for a portion of the number of Warrant Shares. Upon surrender of this Warrant following one or more partial exercises, the Company shall issue or cause to be issued, at its expense, a New Warrant evidencing the right to purchase the remaining number of Warrant Shares.

(d) To the extent permitted by law, the Company’s obligations to issue and deliver Warrant Shares in accordance with the terms hereof are absolute and unconditional, irrespective of any action or inaction by the Holder to enforce the same, any waiver or consent with respect to any provision hereof, the recovery of any judgment against any Person or any action to enforce the same, or any setoff, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by the Holder or any other Person of any obligation to the Company or any violation or alleged violation of law by the Holder or any other Person, and irrespective of any other circumstance which might otherwise limit such obligation of the Company to the Holder in connection with the issuance of Warrant Shares. Nothing herein shall limit the Holder’s right to pursue any other remedies available to it hereunder, in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver Common Stock upon exercise of this Warrant as required pursuant to the terms hereof.

6. Charges, Taxes and Expenses. Issuance and delivery of certificates for shares of Common Stock upon exercise of this Warrant shall be made without charge to the Holder for any issue or transfer tax, withholding tax, transfer agent fee or other incidental tax or expense in respect of the issuance of such certificates, all of which taxes and expenses shall be paid by the Company; provided, however, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issue, delivery or registration of any certificates for Warrant Shares or Warrant in a name other than that of the Holder and that the Holder will be required to pay any tax with respect to cash received in lieu of fractional shares. The Holder shall be responsible for all other tax liability of the Holder that may arise as a result of holding or transferring this Warrant or receiving Warrant Shares upon exercise hereof.

7. Replacement of Warrant. If this Warrant is mutilated, lost, stolen or destroyed, the Company, at the sole expense of the Holder (such expenses, if any imposed by the Company to be reasonable), shall issue or cause to be issued in exchange and substitution for and upon cancellation hereof, or in lieu of and in substitution for this Warrant, a New Warrant, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction and customary and reasonable indemnity, if requested by the Company.

8. Reservation of Warrant Shares. The Company covenants that it will at all times reserve and keep available out of the aggregate of its authorized but unissued and otherwise unreserved Common Stock, solely for the purpose of enabling it to issue Warrant Shares upon exercise of this Warrant as herein provided, the number of Warrant Shares which are then issuable and deliverable upon the exercise of this entire Warrant, free from all taxes, liens, claims, encumbrances with respect to the issuance of such Warrant Shares and will not be subject to any pre-emptive rights or similar rights (taking into account the adjustments and restrictions of Section 9 hereof). The Company covenants that all Warrant Shares so issuable and deliverable shall, upon issuance and the payment of the applicable Exercise Price in accordance with the terms hereof, be duly and validly authorized, issued, fully paid and nonassessable. The Company will take all such action as may be necessary to assure that such shares of Common Stock may be issued as provided herein without violation of any applicable law or regulation, or of any requirements of any securities exchange or automated quotation system upon which the Common Stock may be listed or quoted, as the case may be.

9. Certain Adjustments. The Exercise Price and number of Warrant Shares issuable upon exercise of this Warrant are subject to adjustment from time to time as set forth in this Section 9.

(a) Stock Dividends. If the Company, at any time while this Warrant is outstanding, pays a dividend on its Common Stock payable in additional shares of Common Stock or otherwise makes a distribution on any class of capital stock that is payable in shares of Common Stock, then in each such case the Exercise Price shall be multiplied by a fraction, (A) the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to the opening of business on the day after the record date for the determination of stockholders entitled to receive such dividend or distribution and (B) the denominator of which shall be the number of shares of Common Stock outstanding immediately after the distribution date of such dividend or distribution. Any adjustment made pursuant to this Section 9(a) shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution; provided, however, that if following such record date the Company rescinds or modifies such dividend or distribution, the Exercise Price shall be appropriately adjusted (as of the date that the Company effectively rescinds or modifies such dividend or distribution) to take into account the effect of such rescinded or modified dividend or distribution on the Exercise Price pursuant to this Section 9(a).

(b) Stock Splits. If the Company, at any time while this Warrant is outstanding, (i) subdivides outstanding shares of Common Stock into a larger number of shares, or (ii) combines outstanding shares of Common Stock into a smaller number of shares, then in each such case the Exercise Price shall be multiplied by a fraction, (A) the numerator of which shall be the number of shares of Common Stock outstanding immediately before such event and (B) the denominator of which shall be the number of shares of Common Stock outstanding immediately after such event. Any adjustment pursuant to this Section 9(b) shall become effective immediately after the effective date of such subdivision or combination.

(c) Reclassifications. A reclassification of the Common Stock (other than any such reclassification in connection with a merger or consolidation to which Section 9(e) applies) into shares of any other class of stock shall be deemed:

(i) a distribution by the Company to the holders of its Common Stock of such shares of such other class of stock for the purposes and within the meaning of this Section 9; and

(ii) if the outstanding shares of Common Stock shall be changed into a larger or smaller number of shares of Common Stock as part of such reclassification, such change shall be deemed a subdivision or combination, as the case may be, of the outstanding shares of Common Stock for the purposes and within the meaning of Section 9(b).

(d) Other Distributions. If the Company, at any time while this Warrant is outstanding, distributes to holders of Common Stock (i) evidences of its indebtedness, (ii) shares of any class of capital stock, (iii) rights or warrants to subscribe for or purchase any shares of any class of capital stock or (iv) any other asset, other than a distribution of Common Stock covered by Section 9(a), (in each case, “Distributed Property”), then in each such case the Exercise Price in effect immediately prior to the record date fixed for determination of stockholders entitled to receive such distribution (and the Exercise Price thereafter applicable) shall be adjusted (effective on and after such record date) to equal the product of such Exercise Price multiplied by a fraction, (A) the numerator of which shall be Market Price on such record date less the then fair market value of the Distributed Property distributed in respect of one outstanding share of Common Stock, which, if the Distributed Property is other than cash or marketable securities, shall be as reasonably determined in good faith by the Board of Directors of the Company whose determination shall be described in a board resolution, and (B) the denominator of which shall be the Market Price on such record date; provided, however, that if following the record date for such distribution the Company rescinds or modifies such distribution, the Exercise Price shall be appropriately adjusted (as of the date that the Company effectively rescinds or modifies such distribution) to take into account the effect of such rescinded or modified distribution on the Exercise Price pursuant to this Section 9(d).

(e) Fundamental Transactions. If, at any time while this Warrant is outstanding, (i) the Company effects any merger or consolidation of the Company with or into another Person, (ii) the Company effects any sale of all or substantially all of its assets or a majority of its stock acquired by a third party, in each case in one or a series of related transactions, (iii) any tender offer or exchange offer by another Person is completed pursuant to which all or substantially all of the holders of Common Stock are permitted to tender or exchange their shares for other securities, cash or property or (iv) there shall occur any merger of another Person into the Company whereby the Common Stock is cancelled, converted or reclassified into or exchanged for other securities, cash or property (in any such case, a “Fundamental Transaction”), then, as a condition to the consummation of such Fundamental Transaction, the Company shall (or, in the case of any Fundamental Transaction in which the Company is not the surviving entity, the Company shall take all reasonable steps to cause such other Person to execute and deliver to the Holder of this Warrant a written instrument providing that:

(x) so long as this Warrant remains outstanding, upon the exercise hereof at any time on or after the consummation of such Fundamental Transaction and on such terms and subject to such conditions as shall be nearly equivalent as may be practicable to the provisions set forth in this Warrant, this Warrant shall be exercisable into, in lieu of Common Stock issuable upon such exercise prior to such consummation, the securities or other property (the “Substituted Property”) that would have been received in connection with such Fundamental Transaction by a holder of the number of shares of Common Stock into which this Warrant was exercisable immediately prior to such Fundamental Transaction, assuming such holder of Common Stock:

(A) is not a Person with which the Company consolidated or into which the Company merged or which merged into the Company or to which such sale or transfer was made, as the case may be (a “Constituent Person”), or an Affiliate of a Constituent Person; and

(B) failed to exercise such Holder’s rights of election, if any, as to the kind or amount of securities, cash and other property receivable in connection with such Fundamental Transaction (provided, however, that if the kind or amount of securities, cash or other property receivable in connection with such Fundamental Transaction is not the same for each share of Common Stock held immediately prior to such Fundamental Transaction by a Person other than a Constituent Person or an Affiliate thereof and in respect of which such rights of election shall not have been exercised (a “Non-Electing Share”), then, for the purposes of this Section 9(e), the kind and amount of securities, cash and other property receivable in connection with such Fundamental Transaction by each Non-Electing Share shall be deemed to be the kind and amount so receivable per share by a plurality of the Non-Electing Shares); and

(y) the rights and obligations of the Company (or, in the event of a transaction in which the Company is not the surviving Person, such other Person) and the Holder in respect of Substituted Property shall be as nearly equivalent as may be practicable to the rights and obligations of the Company and Holder in respect of Common Stock hereunder.

Such written instrument shall provide for adjustments which, for events subsequent to the effective date of such written instrument, shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 9. The above provisions of this Section 9(e) shall similarly apply to successive Fundamental Transactions.

(f) Adjustment of Warrant Shares. Simultaneously with any adjustment to the Exercise Price pursuant to paragraphs (a) through (d) of this Section 9, the number of Warrant Shares that may be purchased upon exercise of this Warrant shall be increased or decreased proportionately, so that after such adjustment the aggregate Exercise Price payable hereunder for the increased or decreased number of Warrant Shares shall be the same as the aggregate Exercise Price payable for the Warrant Shares immediately prior to such adjustment.

(g) Calculations. All calculations under this Section 9 shall be made to the nearest cent or the nearest  1/100th of a share, as applicable. The number of shares of Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Company, and the disposition of any such shares shall be considered an issue or sale of Common Stock.

(h) Adjustments. Notwithstanding any provision of this Section 9, no adjustment of the Exercise Price shall be required if such adjustment is less than $0.01; provided, however, that any adjustments which by reason of this Section 9(h) are not required to be made shall be carried forward and taken into account for purposes of any subsequent adjustment required to be made hereunder.

(i) Notice of Adjustments. Upon the occurrence of each adjustment pursuant to this Section 9, the Company will promptly deliver to the Holder a certificate executed by the Company’s Chief Financial Officer setting forth, in reasonable detail, the event requiring such adjustment and the method by which such adjustment was calculated, the adjusted Exercise Price and the adjusted number or type of Warrant Shares or other securities issuable upon exercise of this Warrant (as applicable). The Company will retain at its office copies of all such certificates and cause the same to be available for inspection at said office during normal business hours by the Holder or any prospective purchaser of the Warrant designated by the Holder.

(j) Notice of Corporate Events. If the Company (i) declares a dividend or any other distribution of cash, securities or other property in respect of its Common Stock, including, without limitation, any granting of rights or warrants to subscribe for or purchase any capital stock of the Company or any subsidiary of the Company, (ii) authorizes, approves, enters into any agreement contemplating, or solicits stockholder approval for, any Fundamental Transaction or (iii) authorizes the voluntary dissolution, liquidation or winding up of the affairs of the Company, then the Company shall deliver to the Holder a notice describing the material terms and conditions of such transaction at least 15 Trading Days prior to the applicable record or effective date on which a Person would need to hold Common Stock in order to participate in or vote with respect to such transaction, and the Company will take all steps reasonably necessary in order to ensure that the Holder is given the practical opportunity to exercise this Warrant prior to such time so as to participate in or vote with respect to such transaction; provided, however, that the failure to deliver such notice or any defect therein shall not affect the validity of the corporate action required to be described in such notice.

10. Fractional Shares. The Company shall not be required to issue or cause to be issued fractional Warrant Shares on the exercise of this Warrant. If any fraction of a Warrant Share would, except for the provisions of this Section 10, be issuable upon exercise of this Warrant, the Company shall make a cash payment to the Holder equal to (a) such fraction multiplied by (b) the Market Price on the Exercise Date of one full Warrant Share.

11. Listing on Securities Exchanges. The Company has agreed to list, and will use its reasonable best efforts to maintain the listing of, the Warrant Shares on Nasdaq consistent with the terms of the Securities Purchase Agreement. In furtherance and not in limitation of any other provision of this Warrant, if the Company at any time shall list any Common Stock on any Eligible Market other than Nasdaq, the Company will use its reasonable best efforts, at its expense, to simultaneously list the Warrant Shares (and use its reasonable best efforts to maintain such listing) on such Eligible Market, upon official notice of issuance following the exercise of this Warrant; and the Company will so list, register and use its reasonable best efforts to maintain such listing on any Eligible Market any Other Securities, if and at the time that any securities of like class or similar type shall be listed on such Eligible Market by the Company.

12. Remedies. The Company stipulates that the remedies at law of the Holder of this Warrant in the event of any default or threatened default by the Company in the performance of or compliance with any of the terms of this Warrant are not and will not be adequate, and that such terms may be specifically enforced by a decree for the specific performance of any agreement contained herein or by an injunction against a violation of any of the terms hereof or otherwise.

13. Notices. Any and all notices or other communications or deliveries hereunder (including without limitation any Exercise Notice) shall be in writing and shall be mailed by certified mail, return receipt requested, or by a nationally recognized courier service or delivered (in person or by facsimile), against receipt to the party to whom such notice or other communication is to be given. Any notice or other communication given by means permitted by this Section 13 shall be deemed given at the time of receipt thereof. The address for such notices or communications shall be as set forth below:

If to the Company:	Antigenics Inc.
162 Fifth Avenue, Suite 900,
New York, New York 10010

If to the Holder:	As set forth on the signature page to the Purchase Agreement.

Or such other address as is provided to such other party in accordance with this Section 13.

14. Warrant Agent. The Company shall serve as warrant agent under this Warrant. Upon a prompt written notice to the Holder, the Company may appoint a new warrant agent. Any Person into which any new warrant agent may be merged, any Person resulting from any consolidation to which any new warrant agent shall be a party or any Person to which any new warrant agent transfers substantially all of its corporate trust or shareholders services business shall be a successor warrant agent under this Warrant without any further act. Any such successor warrant agent shall promptly cause notice of its succession as warrant agent to be mailed (by first class mail, postage prepaid) to the Holder at the Holder’s last address as shown on the Warrant Register.

15. Exercise Limitations; Holder’s Restrictions. The Company shall not effect any exercise of this Warrant, and a Holder shall not have the right to exercise any portion of this Warrant, pursuant to Section 15 or otherwise, to the extent that after giving effect to such issuance after exercise as set forth on the applicable Notice of Exercise, the Holder (together with the Holder’s Affiliates, and any other person or entity acting as a group together with the Holder or any of the Holder’s Affiliates), would beneficially own in excess of the Beneficial Ownership Limitation (as defined below). For purposes of the foregoing sentence, the number of shares of Common Stock beneficially owned by the Holder and its Affiliates shall include the number of shares of Common Stock issuable upon exercise of this Warrant with respect to which such determination is being made, but shall exclude the number of shares of Common Stock which would be issuable upon (A) exercise of the remaining, nonexercised portion of this Warrant beneficially owned by the Holder or any of its Affiliates and (B) exercise or conversion of the unexercised or nonconverted portion of any other securities of the Company subject to a limitation on conversion or exercise analogous to the limitation contained herein beneficially owned by the Holder or any of its affiliates. Except as set forth in the preceding sentence, for purposes of this Section 15, beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder, it being acknowledged by the Holder that the Company is not representing to the Holder that such calculation is in compliance with Section 13(d) of the Exchange Act and the Holder is solely responsible for any schedules required to be filed in accordance therewith. To the extent that the limitation contained in this Section 15 applies, the determination of whether this Warrant is exercisable (in relation to other securities owned by the Holder together with any Affiliates) and of which portion of this Warrant is exercisable shall be in the sole discretion of the Holder, and the submission of an Exercise Notice shall be deemed to be the Holder’s determination of whether this Warrant is exercisable (in relation to other securities owned by the Holder together with any Affiliates) and of which portion of this Warrant is exercisable, in each case subject to the Beneficial Ownership Limitation, and the Company shall have no obligation to verify or confirm the accuracy of such determination. In addition, a determination as to any group status as contemplated above shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. For purposes of this Section 15, in determining the number of outstanding shares of Common Stock, a Holder may rely on the number of outstanding shares of Common Stock as reflected in (A) the Company’s most recent periodic or annual report, as the case may be, (B) a more recent public announcement by the Company or (C) any other notice by the Company or the transfer agent setting forth the number of shares of Common Stock outstanding. Upon the written or oral request of a Holder, the Company shall within two Trading Days confirm orally and in writing to the Holder the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company, including this Warrant, by the Holder or its Affiliates since the date as of which such number of outstanding shares of Common Stock was reported. The “Beneficial Ownership Limitation” shall be 4.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock issuable upon exercise of this Warrant. The Holder, upon not less than 61 days’ prior notice to the Company, may increase or decrease the Beneficial Ownership Limitation provisions of this Section 15, provided that the Beneficial Ownership Limitation in no event exceeds 9.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock upon exercise of this Warrant held by the Holder and the provisions of this Section 15 shall continue to apply. Any such increase or decrease will not be effective until the 61st day after such notice is delivered to the Company. The provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 15 to correct this paragraph (or any portion hereof) which may be defective or inconsistent with the intended Beneficial Ownership Limitation herein contained or to make changes or supplements necessary or desirable to properly give effect to such limitation. The limitations contained in this paragraph shall apply to a successor holder of this Warrant.

16. Not Used.

17. Miscellaneous.

(a) This Warrant may be assigned by the Holder. This Warrant may not be assigned by the Company, except to a successor in the event of a Fundamental Transaction. This Warrant shall be binding on and inure to the benefit of the parties hereto and their respective successors and assigns. Subject to the preceding sentence, nothing in this Warrant shall be construed to give to any Person other than the Company and the Holder any legal or equitable right, remedy or cause of action under this Warrant. This Warrant may be amended only in writing signed by the Company and the Holder and their successors and assigns.

(b) The Company will not, by amendment of its governing documents or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holder against impairment. Without limiting the generality of the foregoing, the Company (i) will not increase the par value of any Warrant Shares above the amount payable therefor upon exercise thereof, and (ii) will take all such action as may be reasonably necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable Warrant Shares on the exercise of this Warrant, free from all taxes, liens, claims and encumbrances and (iii) will not close its shareholder books or records in any manner which interferes with the timely exercise of this Warrant.

(c) This Warrant shall be governed by and construed and enforced in accordance with the laws of the State of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and Federal courts sitting in the City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding that it is not personally subject to the jurisdiction of any such court or that such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Warrant and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. THE PARTIES HEREBY WAIVE ALL RIGHTS TO A TRIAL BY JURY.

(d) Neither party shall be deemed in default of any provision of this Warrant, to the extent that performance of its obligations or attempts to cure a breach hereof are delayed or prevented by any event reasonably beyond the control of such party, including, without limitation, war, hostilities, acts of terrorism, revolution, riot, civil commotion, national emergency, strike, lockout, unavailability of supplies, epidemic, fire, flood, earthquake, force of nature, explosion, embargo, or any other Act of God, or any law, proclamation, regulation, ordinance, or other act or order of any court, government or governmental agency, provided that such party gives the other party written notice thereof promptly upon discovery thereof and uses reasonable best efforts to cure or mitigate the delay or failure to perform.

(e) The headings herein are for convenience only, do not constitute a part of this Warrant and shall not be deemed to limit or affect any of the provisions hereof.

(f) In case any one or more of the provisions of this Warrant shall be deemed invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Warrant shall not in any way be affected or impaired thereby and the parties will attempt in good faith to agree upon a valid and enforceable provision which shall be a commercially reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Warrant.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK,

SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed by its authorized officer as of the date first indicated above.

ANTIGENICS INC.

By:
Name:	Shalini Sharp
Title:	Chief Financial Officer

[WARRANT]

APPENDIX A

FORM OF ASSIGNMENT

(to be completed and signed only upon transfer of Warrant)

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto                                                               the right represented by the within Warrant to purchase                          shares of Common Stock of Antigenics Inc. to which the within warrant relates and appoints                                          attorney to transfer said right on the books of Antigenics Inc. with full power of substitution in the premises.

Dated:
(Signature must conform in all respects to name of Holder as specified on face of the Warrant)

Address of Transferee:

In the presence of:

APPENDIX B

FORM OF EXERCISE NOTICE

(To be executed by the Holder to exercise the right to purchase shares of Common Stock under the foregoing Warrant)

To:	Antigenics Inc.

The undersigned is the Holder of Warrant No. [            ] (the “Warrant”) issued by Antigenics Inc., a Delaware corporation (the “Company”). Capitalized terms used herein and not otherwise defined have the respective meanings set forth in the Warrant.

1.	The Warrant is currently exercisable to purchase a total of Warrant Shares.

2.	The undersigned Holder hereby exercises its right to purchase Warrant Shares pursuant to the Warrant.

3.	The Holder intends that payment of the Exercise Price shall be made as:

a.	A “Cash Exercise” with respect to Warrant Shares; and/or

b.	A “Cashless Exercise” with respect to Warrant Shares.

4.	In the event that the Holder has elected a Cash Exercise with respect to some or all of the Warrant Shares to be issued pursuant hereto, the Holder shall pay the sum of $ to the Company in accordance with the terms of the Warrant.

5.	Pursuant to this exercise, the Company shall deliver to the Holder Warrant Shares in accordance with the terms of the Warrant

6.	Following this exercise, the Warrant shall be exercisable to purchase a total of Warrant Shares.

Dated:	Name of Holder:

(Print)

By:

Title:

(Signature must conform in all respects to name of Holder as specified on face of the Warrant)

EXHIBIT 4.2

Exhibit A

NEITHER THESE SECURITIES NOR THE SECURITIES FOR WHICH THESE SECURITIES ARE EXERCISABLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS. THESE SECURITIES AND THE SECURITIES ISSUABLE UPON EXERCISE OF THESE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN SECURED BY SUCH SECURITIES.

ANTIGENICS INC

WARRANT

Warrant No. A-	Dated: August [1], 2009

Antigenics Inc., a Delaware corporation (the “Company”), hereby certifies that, for value received,              or its registered assigns (including permitted transferees, the “Holder”), as registered owner of this warrant (the “Warrant”), is entitled to purchase from the Company up to a total of 2,173,900 shares (as adjusted from time to time as provided in Section 9) of Common Stock (as defined below), at an exercise price equal to $2.30 per share (as adjusted from time to time as provided in Section 9, the “Exercise Price”), at any time and from time to time from and after the Effective Date (the “Initial Exercise Date”) to and including the four (4) year anniversary of the Effective Date (the “Expiration Date”), and subject to the following terms and conditions.

1. Definitions. The capitalized terms used herein and not otherwise defined shall have the meanings set forth below:

“Affiliate” of any specified Person means any other person or entity directly or indirectly controlling, controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control” means the power to direct the management and policies of such Person or firm, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise.

[1]	To be dated as of the Closing Date.

“Commission” means the United States Securities and Exchange Commission.

“Common Stock” means the common stock of the Company, $0.01 par value per share.

“Effective Date” means the earlier of (i) the effective date of a registration statement (the “Registration Statement”) registering for resale by the Holder all of the Warrant Shares or (ii) January 31, 2010.

“Eligible Market” means any of the New York Stock Exchange, the NYSE Amex or Nasdaq (as defined below), and any successor markets thereto.

“Exchange Act” means the Securities Exchange Act of 1934, as amended

“Market Price” shall mean (i) if the principal trading market for such securities is an exchange, the average of the last reported sale prices per share for the last ten previous Trading Days in which a sale was reported, as officially reported on any consolidated tape, (ii) if clause (i) is not applicable, the average of the closing bid price per share for the last ten previous Trading Days as set forth by Nasdaq or (iii) if clauses (i) and (ii) are not applicable, the average of the closing bid price per share for the last ten previous Trading Days as set forth in the National Quotation Bureau sheet listing for such securities. Notwithstanding the foregoing, if there is no reported sales price or closing bid price, as the case may be, on any of the ten Trading Days preceding the event requiring a determination of Market Price hereunder, then the Market Price shall be determined in good faith after reasonable investigation by resolution of the Board of Directors of the Company.

“Nasdaq” means the Nasdaq Global Market or Nasdaq Capital Market, and any successor markets thereto.

“Other Securities” refers to any capital stock (other than Common Stock) and other securities of the Company or any other Person which the Holder of this Warrant at any time shall be entitled to receive, or shall have received, pursuant to the terms hereof upon the exercise of this Warrant, in lieu of or in addition to Common Stock.

“Person” means any court or other federal, state, local or other governmental authority or other individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Trading Day” means (a) any day on which the Common Stock is listed or quoted and traded on any Eligible Market or (b) if the Common Stock is not then quoted and traded on any Eligible Market, then a day on which trading occurs on the Nasdaq Capital Market (or any successor thereto).

“Warrant Shares” shall initially mean shares of Common Stock and in addition may include Other Securities and Substituted Property (as defined in Section 9(e)(x)) issued or issuable from time to time upon exercise of this Warrant.

2. Registration of Warrant. The Company shall register this Warrant, upon records to be maintained by the Company for that purpose (the “Warrant Register”), in the name of the record Holder hereof from time to time. The Company may deem and treat the registered Holder of this Warrant as the absolute owner hereof for the purpose of any exercise hereof or any distribution to the Holder, and for all other purposes.

3. Registration of Transfers. The Company shall register the transfer of any portion of this Warrant in the Warrant Register, upon surrender of this Warrant, with the Form of Assignment attached hereto as Appendix A duly completed and signed, to the Company at its address specified herein. Upon any such registration and transfer, a new warrant in substantially the form of a Warrant (any such new warrant, a “New Warrant”), evidencing the portion of this Warrant so transferred shall be issued to the transferee and a New Warrant evidencing the remaining portion of this Warrant not so transferred, if any, shall be issued to the transferring Holder. The acceptance of the New Warrant by the transferee thereof shall be deemed the acceptance by such transferee of all of the rights and obligations of a holder of a Warrant.

4. Exercise and Duration of Warrant.

(a) This Warrant shall be exercisable, either in its entirety or for a portion of the number of Warrant Shares, by the registered Holder at any time and from time to time from and after the initial Exercise Date (as defined below) to and including the Expiration Date. At 5:00 P.M. New York City time on the Expiration Date, the portion of this Warrant not exercised prior thereto shall be and become void and of no value, and the Holder hereof shall have no right to purchase any additional Warrant Shares hereunder.

(b) A Holder may exercise this Warrant by delivering to the Company, in accordance with Section 13, this Warrant, together with (i) an exercise notice, in the form attached hereto as Appendix B (the “Exercise Notice”), appropriately completed and duly signed, and (ii) (A) payment of the Exercise Price for the number of Warrant Shares as to which this Warrant is being exercised pursuant to a Cash Exercise (as set forth in Section 4(c) below) or (B) if available pursuant to Section 4(d) below, by notifying the Company that this Warrant is being exercised pursuant to a Cashless Exercise (as set forth in Section 4(d) below), and the date such items are received by the Company is an “Exercise Date.” Execution and delivery of an Exercise Notice in respect of less than all of the Warrant Shares issuable upon exercise of this Warrant shall result in the cancellation of the original Warrant and issuance of a New Warrant evidencing the right to purchase the remaining number of Warrant Shares.

(c) Cash Exercise. In the event the Holder has elected to pay the Exercise Price in cash, it shall pay the Exercise Price by certified bank check payable to the order of the Company or by wire transfer of immediately available funds in accordance with the Company’s instructions (a “Cash Exercise”).

(d) Cashless Exercise. Notwithstanding anything contained herein to the contrary, if, at any time a registration statement covering the resale of the Warrant Shares that are the subject of the Exercise Notice by the Holder pursuant to the Securities Act (the “Unavailable Warrant Shares”) is not available for the resale of such Unavailable Warrant Shares, and the Company is otherwise obligated to have a resale registration statement available for such resale, the Holder may, in its sole discretion, exercise this Warrant in whole or in part and, in lieu of making the cash payment otherwise contemplated to be made to the Company upon such exercise in payment of the Exercise Price, elect instead to receive upon such exercise the “Net Number” of shares of Common Stock determined according to the following formula (a “Cashless Exercise”):

Net Number =	(A*B) – (A*C)
B

For purposes of the foregoing formula,

A = the total number of shares with respect to which this Warrant is then being exercised.

B = the weighted average price per share of the Common Stock (as reported by Bloomberg) on the Trading Day immediately preceding the date of the Exercise Notice.

C = the Exercise Price then in effect for the applicable Warrant Shares at the time of such exercise.

Notwithstanding anything to the contrary herein or in the Securities Purchase Agreement dated July 30, 2009 between the Company, the Holder, and other parties named therein (the “Securities Purchase Agreement”), the Holder agrees that the Holder’s ability to elect a Cashless Exercise if there is not an effective registration statement covering the Warrant Shares represents the sole and exclusive monetary remedy of the Holder for a registration default with respect to the Warrant Shares, and in no event shall the Company be required to satisfy the Warrants through net cash settlement.

(e) Except as otherwise provided for herein, this Warrant shall not entitle the Holder to any voting rights or other rights as a stockholder of the Company by virtue of the ownership hereof.

5. Delivery of Warrant Shares.

(a) Upon exercise of this Warrant, the Company shall promptly (but in no event later than three Trading Days after the Exercise Date) issue or cause to be issued and deliver or cause to be delivered to the Holder, in such name or names as the Holder may designate, a certificate for the Warrant Shares issuable upon such exercise (the “Certificate”) bearing no restrictive legends. The Holder, or any Person so designated by the Holder to receive the Warrant Shares, shall be deemed to have become holder of record of such Warrant Shares as of the Exercise Date.

(b) Neither these securities nor the securities for which these securities are exercisable have been registered with the Commission or the securities commission of any state in reliance upon an exemption from registration under the Securities Act, and, accordingly, may not be offered or sold except pursuant to an effective registration statement under the Securities Act or pursuant to an available exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and in accordance with applicable state securities laws. The Holder acknowledges and agrees that the Warrant may be sold only pursuant to an applicable exemption from the registration requirements of the Securities Act and that the Warrant Shares may only be sold pursuant to an effective registration statement under the Securities Act or in accordance with any applicable exemption from the registration requirements of the Securities Act.

(c) This Warrant is exercisable, either in its entirety or, from time to time, for a portion of the number of Warrant Shares. Upon surrender of this Warrant following one or more partial exercises, the Company shall issue or cause to be issued, at its expense, a New Warrant evidencing the right to purchase the remaining number of Warrant Shares.

(d) To the extent permitted by law, the Company’s obligations to issue and deliver Warrant Shares in accordance with the terms hereof are absolute and unconditional, irrespective of any action or inaction by the Holder to enforce the same, any waiver or consent with respect to any provision hereof, the recovery of any judgment against any Person or any action to enforce the same, or any setoff, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by the Holder or any other Person of any obligation to the Company or any violation or alleged violation of law by the Holder or any other Person, and irrespective of any other circumstance which might otherwise limit such obligation of the Company to the Holder in connection with the issuance of Warrant Shares. Nothing herein shall limit the Holder’s right to pursue any other remedies available to it hereunder, in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver Common Stock upon exercise of this Warrant as required pursuant to the terms hereof.

6. Charges, Taxes and Expenses. Issuance and delivery of certificates for shares of Common Stock upon exercise of this Warrant shall be made without charge to the Holder for any issue or transfer tax, withholding tax, transfer agent fee or other incidental tax or expense in respect of the issuance of such certificates, all of which taxes and expenses shall be paid by the Company; provided, however, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issue, delivery or registration of any certificates for Warrant Shares or Warrant in a name other than that of the Holder and that the Holder will be required to pay any tax with respect to cash received in lieu of fractional shares. The Holder shall be responsible for all other tax liability of the Holder that may arise as a result of holding or transferring this Warrant or receiving Warrant Shares upon exercise hereof.

7. Replacement of Warrant. If this Warrant is mutilated, lost, stolen or destroyed, the Company, at the sole expense of the Holder (such expenses, if any imposed by the Company to be reasonable), shall issue or cause to be issued in exchange and substitution for and upon cancellation hereof, or in lieu of and in substitution for this Warrant, a New Warrant, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction and customary and reasonable indemnity, if requested by the Company.

8. Reservation of Warrant Shares. The Company covenants that it will at all times reserve and keep available out of the aggregate of its authorized but unissued and otherwise unreserved Common Stock, solely for the purpose of enabling it to issue Warrant Shares upon exercise of this Warrant as herein provided, the number of Warrant Shares which are then issuable and deliverable upon the exercise of this entire Warrant, free from all taxes, liens, claims, encumbrances with respect to the issuance of such Warrant Shares and will not be subject to any pre-emptive rights or similar rights (taking into account the adjustments and restrictions of Section 9 hereof). The Company covenants that all Warrant Shares so issuable and deliverable shall, upon issuance and the payment of the applicable Exercise Price in accordance with the terms hereof, be duly and validly authorized, issued, fully paid and nonassessable. The Company will take all such action as may be necessary to assure that such shares of Common Stock may be issued as provided herein without violation of any applicable law or regulation, or of any requirements of any securities exchange or automated quotation system upon which the Common Stock may be listed or quoted, as the case may be.

9. Certain Adjustments. The Exercise Price and number of Warrant Shares issuable upon exercise of this Warrant are subject to adjustment from time to time as set forth in this Section 9.

(a) Stock Dividends. If the Company, at any time while this Warrant is outstanding, pays a dividend on its Common Stock payable in additional shares of Common Stock or otherwise makes a distribution on any class of capital stock that is payable in shares of Common Stock, then in each such case the Exercise Price shall be multiplied by a fraction, (A) the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to the opening of business on the day after the record date for the determination of stockholders entitled to receive such dividend or distribution and (B) the denominator of which shall be the number of shares of Common Stock outstanding immediately after the distribution date of such dividend or distribution. Any adjustment made pursuant to this Section 9(a) shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution; provided, however, that if following such record date the Company rescinds or modifies such dividend or distribution, the Exercise Price shall be appropriately adjusted (as of the date that the Company effectively rescinds or modifies such dividend or distribution) to take into account the effect of such rescinded or modified dividend or distribution on the Exercise Price pursuant to this Section 9(a).

(b) Stock Splits. If the Company, at any time while this Warrant is outstanding, (i) subdivides outstanding shares of Common Stock into a larger number of shares, or (ii) combines outstanding shares of Common Stock into a smaller number of shares, then in each such case the Exercise Price shall be multiplied by a fraction, (A) the numerator of which shall be the number of shares of Common Stock outstanding immediately before such event and (B) the denominator of which shall be the number of shares of Common Stock outstanding immediately after such event. Any adjustment pursuant to this Section 9(b) shall become effective immediately after the effective date of such subdivision or combination.

(c) Reclassifications. A reclassification of the Common Stock (other than any such reclassification in connection with a merger or consolidation to which Section 9(e) applies) into shares of any other class of stock shall be deemed:

(i) a distribution by the Company to the holders of its Common Stock of such shares of such other class of stock for the purposes and within the meaning of this Section 9; and

(ii) if the outstanding shares of Common Stock shall be changed into a larger or smaller number of shares of Common Stock as part of such reclassification, such change shall be deemed a subdivision or combination, as the case may be, of the outstanding shares of Common Stock for the purposes and within the meaning of Section 9(b).

(d) Other Distributions. If the Company, at any time while this Warrant is outstanding, distributes to holders of Common Stock (i) evidences of its indebtedness, (ii) shares of any class of capital stock, (iii) rights or warrants to subscribe for or purchase any shares of any class of capital stock or (iv) any other asset, other than a distribution of Common Stock covered by Section 9(a), (in each case, “Distributed Property”), then in each such case the Exercise Price in effect immediately prior to the record date fixed for determination of stockholders entitled to receive such distribution (and the Exercise Price thereafter applicable) shall be adjusted (effective on and after such record date) to equal the product of such Exercise Price multiplied by a fraction, (A) the numerator of which shall be Market Price on such record date less the then fair market value of the Distributed Property distributed in respect of one outstanding share of Common Stock, which, if the Distributed Property is other than cash or marketable securities, shall be as reasonably determined in good faith by the Board of Directors of the Company whose determination shall be described in a board resolution, and (B) the denominator of which shall be the Market Price on such record date; provided, however, that if following the record date for such distribution the Company rescinds or modifies such distribution, the Exercise Price shall be appropriately adjusted (as of the date that the Company effectively rescinds or modifies such distribution) to take into account the effect of such rescinded or modified distribution on the Exercise Price pursuant to this Section 9(d).

(e) Fundamental Transactions. If, at any time while this Warrant is outstanding, (i) the Company effects any merger or consolidation of the Company with or into another Person, (ii) the Company effects any sale of all or substantially all of its assets or a majority of its stock acquired by a third party, in each case in one or a series of related transactions, (iii) any tender offer or exchange offer by another Person is completed pursuant to which all or substantially all of the holders of Common Stock are permitted to tender or exchange their shares for other securities, cash or property or (iv) there shall occur any merger of another Person into the Company whereby the Common Stock is cancelled, converted or reclassified into or exchanged for other securities, cash or property (in any such case, a “Fundamental Transaction”), then, as a condition to the consummation of such Fundamental Transaction, the Company shall (or, in the case of any Fundamental Transaction in which the Company is not the surviving entity, the Company shall take all reasonable steps to cause such other Person to execute and deliver to the Holder of this Warrant a written instrument providing that:

(x) so long as this Warrant remains outstanding, upon the exercise hereof at any time on or after the consummation of such Fundamental Transaction and on such terms and subject to such conditions as shall be nearly equivalent as may be practicable to the provisions set forth in this Warrant, this Warrant shall be exercisable into, in lieu of Common Stock issuable upon such exercise prior to such consummation, the securities or other property (the “Substituted Property”) that would have been received in connection with such Fundamental Transaction by a holder of the number of shares of Common Stock into which this Warrant was exercisable immediately prior to such Fundamental Transaction, assuming such holder of Common Stock:

(A) is not a Person with which the Company consolidated or into which the Company merged or which merged into the Company or to which such sale or transfer was made, as the case may be (a “Constituent Person”), or an Affiliate of a Constituent Person; and

(B) failed to exercise such Holder’s rights of election, if any, as to the kind or amount of securities, cash and other property receivable in connection with such Fundamental Transaction (provided, however, that if the kind or amount of securities, cash or other property receivable in connection with such Fundamental Transaction is not the same for each share of Common Stock held immediately prior to such Fundamental Transaction by a Person other than a Constituent Person or an Affiliate thereof and in respect of which such rights of election shall not have been exercised (a “Non-Electing Share”), then, for the purposes of this Section 9(e), the kind and amount of securities, cash and other property receivable in connection with such Fundamental Transaction by each Non-Electing Share shall be deemed to be the kind and amount so receivable per share by a plurality of the Non-Electing Shares); and

(y) the rights and obligations of the Company (or, in the event of a transaction in which the Company is not the surviving Person, such other Person) and the Holder in respect of Substituted Property shall be as nearly equivalent as may be practicable to the rights and obligations of the Company and Holder in respect of Common Stock hereunder.

Such written instrument shall provide for adjustments which, for events subsequent to the effective date of such written instrument, shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 9. The above provisions of this Section 9(e) shall similarly apply to successive Fundamental Transactions.

(f) Adjustment of Warrant Shares. Simultaneously with any adjustment to the Exercise Price pursuant to paragraphs (a) through (d) of this Section 9, the number of Warrant Shares that may be purchased upon exercise of this Warrant shall be increased or decreased proportionately, so that after such adjustment the aggregate Exercise Price payable hereunder for the increased or decreased number of Warrant Shares shall be the same as the aggregate Exercise Price payable for the Warrant Shares immediately prior to such adjustment.

(g) Calculations. All calculations under this Section 9 shall be made to the nearest cent or the nearest 1/100th of a share, as applicable. The number of shares of Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Company, and the disposition of any such shares shall be considered an issue or sale of Common Stock.

(h) Adjustments. Notwithstanding any provision of this Section 9, no adjustment of the Exercise Price shall be required if such adjustment is less than $0.01; provided, however, that any adjustments which by reason of this Section 9(h) are not required to be made shall be carried forward and taken into account for purposes of any subsequent adjustment required to be made hereunder.

(i) Notice of Adjustments. Upon the occurrence of each adjustment pursuant to this Section 9, the Company will promptly deliver to the Holder a certificate executed by the Company’s Chief Financial Officer setting forth, in reasonable detail, the event requiring such adjustment and the method by which such adjustment was calculated, the adjusted Exercise Price and the adjusted number or type of Warrant Shares or other securities issuable upon exercise of this Warrant (as applicable). The Company will retain at its office copies of all such certificates and cause the same to be available for inspection at said office during normal business hours by the Holder or any prospective purchaser of the Warrant designated by the Holder.

(j) Notice of Corporate Events. If the Company (i) declares a dividend or any other distribution of cash, securities or other property in respect of its Common Stock, including, without limitation, any granting of rights or warrants to subscribe for or purchase any capital stock of the Company or any subsidiary of the Company, (ii) authorizes, approves, enters into any agreement contemplating, or solicits stockholder approval for, any Fundamental Transaction or (iii) authorizes the voluntary dissolution, liquidation or winding up of the affairs of the Company, then the Company shall deliver to the Holder a notice describing the material terms and conditions of such transaction at least 15 Trading Days prior to the applicable record or effective date on which a Person would need to hold Common Stock in order to participate in or vote with respect to such transaction, and the Company will take all steps reasonably necessary in order to ensure that the Holder is given the practical opportunity to exercise this Warrant prior to such time so as to participate in or vote with respect to such transaction; provided, however, that the failure to deliver such notice or any defect therein shall not affect the validity of the corporate action required to be described in such notice.

10. Fractional Shares. The Company shall not be required to issue or cause to be issued fractional Warrant Shares on the exercise of this Warrant. If any fraction of a Warrant Share would, except for the provisions of this Section 10, be issuable upon exercise of this Warrant, the Company shall make a cash payment to the Holder equal to (a) such fraction multiplied by (b) the Market Price on the Exercise Date of one full Warrant Share.

11. Listing on Securities Exchanges. The Company has agreed to list, and will use its reasonable best efforts to maintain the listing of, the Warrant Shares on Nasdaq consistent with the terms of the Securities Purchase Agreement. In furtherance and not in limitation of any other provision of this Warrant, if the Company at any time shall list any Common Stock on any Eligible Market other than Nasdaq, the Company will use its reasonable best efforts, at its expense, to simultaneously list the Warrant Shares (and use its reasonable best efforts to maintain such listing) on such Eligible Market, upon official notice of issuance following the exercise of this Warrant; and the Company will so list, register and use its reasonable best efforts to maintain such listing on any Eligible Market any Other Securities, if and at the time that any securities of like class or similar type shall be listed on such Eligible Market by the Company.

12. Remedies. The Company stipulates that the remedies at law of the Holder of this Warrant in the event of any default or threatened default by the Company in the performance of or compliance with any of the terms of this Warrant are not and will not be adequate, and that such terms may be specifically enforced by a decree for the specific performance of any agreement contained herein or by an injunction against a violation of any of the terms hereof or otherwise.

13. Notices. Any and all notices or other communications or deliveries hereunder (including without limitation any Exercise Notice) shall be in writing and shall be mailed by certified mail, return receipt requested, or by a nationally recognized courier service or delivered (in person or by facsimile), against receipt to the party to whom such notice or other communication is to be given. Any notice or other communication given by means permitted by this Section 13 shall be deemed given at the time of receipt thereof. The address for such notices or communications shall be as set forth below:

If to the Company:	Antigenics Inc.
162 Fifth Avenue, Suite 900,
New York, New York 10010

If to the Holder:	As set forth on the signature page to the Purchase Agreement.

Or such other address as is provided to such other party in accordance with this Section 13.

14. Warrant Agent. The Company shall serve as warrant agent under this Warrant. Upon a prompt written notice to the Holder, the Company may appoint a new warrant agent. Any Person into which any new warrant agent may be merged, any Person resulting from any consolidation to which any new warrant agent shall be a party or any Person to which any new warrant agent transfers substantially all of its corporate trust or shareholders services business shall be a successor warrant agent under this Warrant without any further act. Any such successor warrant agent shall promptly cause notice of its succession as warrant agent to be mailed (by first class mail, postage prepaid) to the Holder at the Holder’s last address as shown on the Warrant Register.

15. Exercise Limitations; Holder’s Restrictions. The Company shall not effect any exercise of this Warrant, and a Holder shall not have the right to exercise any portion of this Warrant, pursuant to Section 15 or otherwise, to the extent that after giving effect to such issuance after exercise as set forth on the applicable Notice of Exercise, the Holder (together with the Holder’s Affiliates, and any other person or entity acting as a group together with the Holder or any of the Holder’s Affiliates), would beneficially own in excess of the Beneficial Ownership Limitation (as defined below). For purposes of the foregoing sentence, the number of shares of Common Stock beneficially owned by the Holder and its Affiliates shall include the number of shares of Common Stock issuable upon exercise of this Warrant with respect to which such determination is being made, but shall exclude the number of shares of Common Stock which would be issuable upon (A) exercise of the remaining, nonexercised portion of this Warrant beneficially owned by the Holder or any of its Affiliates and (B) exercise or conversion of the unexercised or nonconverted portion of any other securities of the Company subject to a limitation on conversion or exercise analogous to the limitation contained herein beneficially owned by the Holder or any of its affiliates. Except as set forth in the preceding sentence, for purposes of this Section 15, beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder, it being acknowledged by the Holder that the Company is not representing to the Holder that such calculation is in compliance with Section 13(d) of the Exchange Act and the Holder is solely responsible for any schedules required to be filed in accordance therewith. To the extent that the limitation contained in this Section 15 applies, the determination of whether this Warrant is exercisable (in relation to other securities owned by the Holder together with any Affiliates) and of which portion of this Warrant is exercisable shall be in the sole discretion of the Holder, and the submission of an Exercise Notice shall be deemed to be the Holder’s determination of whether this Warrant is exercisable (in relation to other securities owned by the Holder together with any Affiliates) and of which portion of this Warrant is exercisable, in each case subject to the Beneficial Ownership Limitation, and the Company shall have no obligation to verify or confirm the accuracy of such determination. In addition, a determination as to any group status as contemplated above shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. For purposes of this Section 15, in determining the number of outstanding shares of Common Stock, a Holder may rely on the number of outstanding shares of Common Stock as reflected in (A) the Company’s most recent periodic or annual report, as the case may be, (B) a more recent public announcement by the Company or (C) any other notice by the Company or the transfer agent setting forth the number of shares of Common Stock outstanding. Upon the written or oral request of a Holder, the Company shall within two Trading Days confirm orally and in writing to the Holder the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company, including this Warrant, by the Holder or its Affiliates since the date as of which such number of outstanding shares of Common Stock was reported. The “Beneficial Ownership Limitation” shall be 4.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock issuable upon exercise of this Warrant. The Holder, upon not less than 61 days’ prior notice to the Company, may increase or decrease the Beneficial Ownership Limitation provisions of this Section 15, provided that the Beneficial Ownership Limitation in no event exceeds 9.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock upon exercise of this Warrant held by the Holder and the provisions of this Section 15 shall continue to apply. Any such increase or decrease will not be effective until the 61st day after such notice is delivered to the Company. The provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 15 to correct this paragraph (or any portion hereof) which may be defective or inconsistent with the intended Beneficial Ownership Limitation herein contained or to make changes or supplements necessary or desirable to properly give effect to such limitation. The limitations contained in this paragraph shall apply to a successor holder of this Warrant.

16. Not Used.

17. Miscellaneous.

(a) This Warrant may be assigned by the Holder. This Warrant may not be assigned by the Company, except to a successor in the event of a Fundamental Transaction. This Warrant shall be binding on and inure to the benefit of the parties hereto and their respective successors and assigns. Subject to the preceding sentence, nothing in this Warrant shall be construed to give to any Person other than the Company and the Holder any legal or equitable right, remedy or cause of action under this Warrant. This Warrant may be amended only in writing signed by the Company and the Holder and their successors and assigns.

(b) The Company will not, by amendment of its governing documents or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holder against impairment. Without limiting the generality of the foregoing, the Company (i) will not increase the par value of any Warrant Shares above the amount payable therefor upon exercise thereof, and (ii) will take all such action as may be reasonably necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable Warrant Shares on the exercise of this Warrant, free from all taxes, liens, claims and encumbrances and (iii) will not close its shareholder books or records in any manner which interferes with the timely exercise of this Warrant.

(c) This Warrant shall be governed by and construed and enforced in accordance with the laws of the State of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and Federal courts sitting in the City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding that it is not personally subject to the jurisdiction of any such court or that such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Warrant and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. THE PARTIES HEREBY WAIVE ALL RIGHTS TO A TRIAL BY JURY.

(d) Neither party shall be deemed in default of any provision of this Warrant, to the extent that performance of its obligations or attempts to cure a breach hereof are delayed or prevented by any event reasonably beyond the control of such party, including, without limitation, war, hostilities, acts of terrorism, revolution, riot, civil commotion, national emergency, strike, lockout, unavailability of supplies, epidemic, fire, flood, earthquake, force of nature, explosion, embargo, or any other Act of God, or any law, proclamation, regulation, ordinance, or other act or order of any court, government or governmental agency, provided that such party gives the other party written notice thereof promptly upon discovery thereof and uses reasonable best efforts to cure or mitigate the delay or failure to perform.

(e) The headings herein are for convenience only, do not constitute a part of this Warrant and shall not be deemed to limit or affect any of the provisions hereof.

(f) In case any one or more of the provisions of this Warrant shall be deemed invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Warrant shall not in any way be affected or impaired thereby and the parties will attempt in good faith to agree upon a valid and enforceable provision which shall be a commercially reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Warrant.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK,

SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed by its authorized officer as of the date first indicated above.

ANTIGENICS INC.

By:
Name:	Shalini Sharp
Title:	Chief Financial Officer

[WARRANT]

APPENDIX A

FORM OF ASSIGNMENT

(to be completed and signed only upon transfer of Warrant)

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto                                                               the right represented by the within Warrant to purchase                      shares of Common Stock of Antigenics Inc. to which the within warrant relates and appoints                                          attorney to transfer said right on the books of Antigenics Inc. with full power of substitution in the premises.

Dated:
(Signature must conform in all respects to name of Holder as specified on face of the Warrant)

Address of Transferee:

In the presence of:

APPENDIX B

FORM OF EXERCISE NOTICE

(To be executed by the Holder to exercise the right to purchase shares of Common Stock under the foregoing Warrant)

To: Antigenics Inc.

The undersigned is the Holder of Warrant No. [                    ] (the “Warrant”) issued by Antigenics Inc., a Delaware corporation (the “Company”). Capitalized terms used herein and not otherwise defined have the respective meanings set forth in the Warrant.

1.	The Warrant is currently exercisable to purchase a total of Warrant Shares.

2.	The undersigned Holder hereby exercises its right to purchase Warrant Shares pursuant to the Warrant.

3.	The Holder intends that payment of the Exercise Price shall be made as:

a.	A “Cash Exercise” with respect to Warrant Shares; and/or

b.	A “Cashless Exercise” with respect to Warrant Shares.

4.	In the event that the Holder has elected a Cash Exercise with respect to some or all of the Warrant Shares to be issued pursuant hereto, the Holder shall pay the sum of $ to the Company in accordance with the terms of the Warrant.

5.	Pursuant to this exercise, the Company shall deliver to the Holder Warrant Shares in accordance with the terms of the Warrant

6.	Following this exercise, the Warrant shall be exercisable to purchase a total of Warrant Shares.

Dated:	Name of Holder:

(Print)

By:

Title:

(Signature must conform in all respects to name of Holder as specified on face of the Warrant)

EXHIBIT 10.1

ANTIGENICS INC.

SECURITIES PURCHASE AGREEMENT

This Securities Purchase Agreement (this “Agreement”) is made and entered into as of July 30, 2009, by and among Antigenics Inc., a Delaware corporation (the “Company”) and the investors signatory hereto and identified for convenience on Schedule I attached hereto (each, a “Purchaser”, and collectively, the “Purchasers”).

RECITALS

WHEREAS, the Company desires to issue and sell to the Purchasers, and the Purchasers desire to purchase from the Company, (i) an aggregate of up to 5,000,000 shares of Common Stock, par value $0.01 per share, of the Company (the “Common Stock”), (ii) an aggregate of up to 2,173,900 warrants in substantially the form of Exhibit A hereto (the “4 Year Warrants”), each 4 Year Warrant allowing the holder thereof to purchase a share of Common Stock at a strike price of $2.30 per share and (iii) an aggregate of up to 2,500,000 warrants in substantially the form of Exhibit B hereto (the “6 Month Warrants”, and together with the 4 Year Warrants, the “Warrants”), each 6 Month Warrant allowing the holder thereof to purchase a share of Common Stock at a strike price of $2.00 per share.

WHEREAS, the Company and each Purchaser are executing and delivering this Agreement in reliance upon exemption from securities registration afforded by Regulation D (“Regulation D”) as promulgated by the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”).

NOW, THEREFORE, in consideration of the foregoing, the mutual promises hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. AGREEMENT TO PURCHASE AND SELL SECURITIES.

(a) Authorization. The Company’s Board of Directors has authorized (i) the issuance and sale, pursuant to the terms and conditions of this Agreement, of an aggregate of up to 5,000,000 shares of Common Stock (the “Shares”) and (ii) the issuance and sale, pursuant to the terms and conditions of this Agreement, of an aggregate of up to 2,173,900 of 4 Year Warrants and 2,500,000 of 6 Month Warrants (the Shares, the Warrants and the Common Stock issuable upon exercise of the Warrants, collectively, the “Securities”).

(b) Agreement to Purchase and Sell Securities. Subject to the terms and conditions of this Agreement, each Purchaser, severally and not jointly, agrees to purchase, and the Company agrees to sell and issue to each Purchaser, at the Closing (as defined below), the number of Shares and Warrants identified on the signature pages hereto. The purchase price of each Share, 4 Year Warrant and 6 Month Warrant shall be $2.00.

(c) Use of Proceeds. The Company intends to use the net proceeds from the sale of the Securities hereunder for working capital and general corporate purposes and not for the satisfaction of any portion of the Company’s long-term debt (other than payment of trade payables, interest payments and accrued expenses, or settlement of intercompany balances in the ordinary course of the Company’s business and consistent with prior practices), or to redeem any Common Stock or other securities of the Company or to settle any outstanding Action.

(d) Obligations Several, Not Joint. The obligations of each Purchaser under this Agreement are several and not joint with the obligations of any other Purchaser, and no Purchaser shall be responsible in any way for the performance of the obligations of any other Purchaser under this Agreement. The decision of each of the Purchasers to purchase Securities pursuant to this Agreement has been made by such Purchaser independently of any other Purchaser. Nothing contained herein, and no action taken by any Purchaser pursuant hereto, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by this Agreement. Each Purchaser shall be entitled to independently protect and enforce such Purchaser’s rights, including, without limitation, the rights arising out of this Agreement, and it shall not be necessary for any other Purchaser to be joined as an additional party in any proceeding for such purpose.

2. CLOSING.

(a) Closing. The purchase and sale of the Shares and Warrants shall take place at the offices of Ropes & Gray LLP, 10:00 a.m., New York City time, on August 3, 2009, or at such other time and place as the Company, on the one hand, and Purchasers purchasing a majority of the Shares mutually agree upon (which time and place are referred to in this Agreement as the “Closing”). The date of the Closing is referred to herein as the “Closing Date”. On the Closing Date, each Purchaser shall wire the aggregate purchase price for the Shares and Warrants to the Company to such account as it shall designate, and the Company shall, against such payment, irrevocably authorize and instruct its transfer agent to issue to each Purchaser one or more stock certificates (the “Certificates”) and Warrants registered in the name of said Purchaser, and bearing the legend set forth in Section 4(j) herein. Notwithstanding the foregoing, payment of the aggregate purchase price may be made promptly after receipt by the Purchasers’ custodian of the Certificates and Warrants, provided that such order of transmission is required by the Purchaser’s established internal policy or procedure.

3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

Except as set forth in the SEC Documents (as defined below), the Company hereby represents and warrants to each Purchaser that as of the date hereof (except with respect to any representations and warranties that speak as of a specified date, which shall be true and correct as of such date):

(a) Organization Good Standing and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of

Delaware and has all power and authority required to (i) own, operate and occupy its properties and assets and to carry on its business as presently conducted and (ii) enter into this Agreement and the other agreements, instruments and documents contemplated hereby, and to consummate the transactions contemplated hereby and thereby. The Company is qualified to do business and is in good standing in each jurisdiction in which the failure to so qualify would have a Material Adverse Effect and, to the Company’s Knowledge, no proceeding has been initiated, pending or threatened in any such jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail such qualifications. As used in this Agreement, “Material Adverse Effect” means a material adverse effect on, or a material adverse change in, the business, operations, financial condition, results of operations, assets or liabilities of the Company and its subsidiaries, taken as a whole.

(b) Capitalization. The capitalization of the Company, prior to the issuance of the Securities, is as follows:

(i) The authorized capital stock of the Company consists of 250 million shares of Common Stock, par value $0.01 per share, and 25 million shares of Preferred Stock, par value $0.01 per share (the “Preferred Stock”).

(ii) As of July 27, 2009, the issued and outstanding capital stock of the Company consisted of (A) 79,772,240 shares of Common Stock, (B) 31,620 shares of Series A Convertible Preferred Stock and (C) 3,105 shares of Series B Convertible Preferred Stock. The shares of issued and outstanding capital stock of the Company (x) have been duly authorized and validly issued, are fully paid and nonassessable and have not been issued in violation of or are not otherwise subject to any preemptive or other similar rights and (y) have been issued in compliance in all material respects with all applicable federal and state securities laws.

(iii) As of June 30, 2009, the Company had four equity incentive plans: the 1999 Equity Incentive Plan, as amended, the 2009 Equity Incentive Plan, the 1999 Employee Stock Purchase Plan and the 2009 Employee Stock Purchase Plan (each referred to herein as a “Plan” and collectively as the “Plans”). As of June 30, 2009, the Company had (1) 6,835,131 shares of Common Stock reserved for issuance upon exercise of outstanding options, (2) no shares of Common Stock reserved for issuance upon exercise of outstanding warrants, (3) 1,872,919 shares of Common Stock reserved for issuance upon the vesting of nonvested stock, and (4) 13,778,849 shares reserved for issuance under the Plans. Each stock option granted by the Company under the Plan (i) was granted in accordance with the terms of the Company’s stock option plans, and (ii) was granted with an exercise price at least equal to the fair market value of the Common Stock on the date such option would be considered granted under generally accepted accounting principles in the United States and applicable law and no option has been backdated. The Company has not knowingly granted, and there is no and has been no Company policy or practice to knowingly grant, stock options prior to, or otherwise knowingly coordinate the grant of stock options with, the release or other public announcement of material information regarding the Company or its Subsidiaries or their financial results or prospects. As of June 30, 2009, the Company had a Director Deferred Compensation Plan under which 192,986 shares are issuable under the terms of the plan and 164,068 shares are reserved for issuance.

(iv) As of June 30, 2009, the Company’s outstanding Series A Convertible Preferred Stock was convertible into 2 million shares of Common Stock, the Company’s outstanding 5.25% convertible senior notes due 2025 were convertible into 1,974,917 shares of Common Stock, and the Company’s 8% senior secured convertible notes due 2011 were convertible into 8,806,249 shares of Common Stock.

(v) Except as set forth in Section 3(b)(iii) above or as otherwise set forth in Section 3(b) of the disclosure letter dated July 27, 2009, attached hereto as Exhibit C (the “Disclosure Letter”), (i) there are no outstanding securities or instruments of the Company which contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company is or may become bound to redeem a security of the Company; (ii) there are no securities or instruments containing anti-dilution or similar provisions that will be triggered by the issuance of the Securities; and (iii) the Company does not have any stock appreciation rights or “phantom stock” plans or agreements or any similar plan or agreement

With the exception of the foregoing, as of the date hereof, there are no outstanding subscriptions, options, warrants, convertible or exchangeable securities or other rights granted to or by the Company to purchase shares of Common Stock or other securities of the Company, and there are no commitments, plans or arrangements to issue any shares of Common Stock or any security convertible into or exchangeable for Common Stock.

(c) Subsidiary. Except for the subsidiaries listed in Section 3(c) of the Disclosure Letter (the “Subsidiaries”), the Company does not have any subsidiaries, and the Company does not own any capital stock of, assets comprising the business of, obligations of, or any other interest (including any equity or partnership interest) in, any person or entity. Each of the Subsidiaries is duly organized and validly existing in good standing under the laws of its respective state of incorporation or organization. Each of the Subsidiaries has full power and authority to own, operate and occupy its properties and to conduct its business as presently conducted and is registered or qualified to do business and in good standing in each jurisdiction in which it owns or leases property or transacts business and where the failure to be so qualified would have a Material Adverse Effect and, to the Company’s Knowledge, no proceeding has been initiated, pending or threatened in any such jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail such qualifications.

(d) Due Authorization. All corporate actions on the part of the Company necessary for (i) the authorization, execution, delivery of, and the performance of all obligations of the Company under this Agreement and (ii) the authorization, issuance, reservation for issuance and delivery of all of the Securities being sold under this Agreement have been taken, no further consent or authorization of the Company, its Board of Directors or its stockholders is required, and this Agreement and the Warrants each constitutes the valid and binding obligation of the Company, enforceable against the Company in accordance with their respective terms. There are no shareholder agreements, voting agreements, or other similar arrangements, preferred investment terms (other than as expressly set forth in Section 3(b) above) or preemption rights for existing stockholders, with respect to the Company’s capital stock to which the Company is a party or, to the actual knowledge of any of the officers of the Company or any of its Subsidiaries (“Company Knowledge” or the “Company’s Knowledge”) between or among any of the Company’s stockholders.

(e) Valid Issuance of Securities.

(i) Securities. The Securities will be, upon payment therefor by the Purchasers in accordance with this Agreement, and, if applicable, the Warrant, duly authorized, validly issued, fully paid and non-assessable free and clear from all taxes, liens, claims and encumbrances with respect to the issuance of the Securities and will not be subject to any preemptive rights or similar rights.

(ii) Compliance with Securities Laws. Subject to the accuracy of the representations made by the Purchasers in Section 4 hereof, the Securities will be issued and sold to the Purchasers in compliance with applicable exemptions from (A) the registration and prospectus delivery requirements of the Securities Act and (B) the registration and qualification requirements of all applicable securities laws of the states of the United States and any other jurisdiction represented by a Purchaser in a Questionnaire to be its jurisdiction of residence.

(f) Governmental Consents. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, or notice to, any federal, state or local governmental authority on the part of the Company is required in connection with the issuance and sale of the Securities to the Purchasers by the Company, or the consummation of the other transactions contemplated by this Agreement, except (i) such filings as have been made prior to the date hereof, (ii) the filing of a notification form with The Nasdaq Stock Market (“Nasdaq”) and (iii) the filing of a Notice of Sale of Securities on Form D with the SEC under Regulation D of the Securities Act and such additional post-Closing filings as may be required to comply with applicable federal and state securities laws and the listing requirements of the Nasdaq.

(g) Non-Contravention. The execution, delivery and performance of this Agreement by the Company, and the consummation by the Company of the transactions contemplated hereby (including issuance of the Securities), do not (i) contravene or conflict with the Certificate of Incorporation (the “Certificate of Incorporation”) or Bylaws (the “Bylaws”) of the Company or any Subsidiary; (ii) assuming the accuracy of the representations and warranties made by the Purchasers in Section 4 hereof, constitute a violation in any material respect of any provision of any federal, state, local or foreign law, rule, regulation, order, judgment or decree applicable to the Company or any Subsidiary or by which any of the Company’s or any Subsidiary’s assets are bound or affected; or (iii) constitute a default or require any consent under, give rise to any right of termination, cancellation or acceleration of, or to a loss of any material benefit to which the Company or any Subsidiary is entitled under, or result in the creation or imposition of any material lien, claim or encumbrance on any assets of the Company or any Subsidiary under, any agreement, credit facility, debt or other instrument or other understanding to which the Company or any Subsidiary is a party or is bound or any permit, license or similar right relating to the Company or any Subsidiary or by which the Company or any Subsidiary may be bound or affected. The transactions contemplated under this Agreement (together with any issuance by the Company or entering into by the Company of any options or other derivative securities in respect of its stock, whether or not undertaken as part of the transactions entered into under this Agreement), is not intended to be, and do not constitute, fraudulent, deceptive, manipulative or otherwise unlawful acts, practices or trading activities by the Company for purposes of applicable U.S. federal and state securities laws and regulations and all rules and regulations of any exchange on which the Company’s stock is listed, including, without limitation, any actions or omissions which would violate or require the disgorgement of profits under any of: (i) Sections 9(a), 10(b) or 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or any rules or regulations adopted thereunder; (ii) Regulation M under the Securities Act; or (iii) Rule 5250(b)(1) of the Nasdaq.

(h) Litigation. Except as set forth in Section 3(h) of the Disclosure Letter, there is no action, suit, proceeding, claim, arbitration or investigation (“Action”) pending or, to the Company’s Knowledge, threatened: (i) against the Company or any Subsidiary, their activities, properties or assets, or any officer, director or employee of the Company or any Subsidiary in connection with such officer’s, director’s or employee’s relationship with, or actions taken on behalf of, the Company or any Subsidiary that individually or in the aggregate has had or could reasonably be expected to have a Material Adverse Effect, or (ii) that seeks to prevent, enjoin, alter, challenge or delay or would otherwise adversely effect the transactions contemplated by this Agreement (including the issuance of the Securities). Neither the Company nor any Subsidiary, to the Company’s Knowledge, is a party to or subject to the provisions of, any order, writ, injunction, judgment or decree of any court or government agency or instrumentality. The SEC has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company under the Securities Act or the Exchange Act. The Company and each Subsidiary has, in all material respects, complied with all laws, regulations and orders applicable to their respective businesses, including Pharmaceutical Laws (as defined below), and have all material permits and licenses required thereby. For purposes of this Agreement, “Pharmaceutical Laws” shall mean any federal, state, local or foreign law, statute, rule or regulation relating to the development, commercialization and sale of pharmaceutical and biotechnology products and devices, including all applicable regulations of the U.S. Food and Drug Administration (the “FDA”).

(i) Compliance with Law and Charter Documents. Neither the Company nor any Subsidiary is in violation or default of any provisions of its Certificate of Incorporation, Bylaws or similar organizational document, as applicable. Each of the Company and its Subsidiaries have materially complied and is currently in material compliance with all applicable statutes, laws, rules, regulations and orders of the United States of America and all states thereof, foreign countries and other governmental bodies and agencies having jurisdiction over the Company’s and the Subsidiaries’ businesses or properties, and neither the Company nor any of its Subsidiaries has received notice that it is in violation of, any statute, rule or regulation of any governmental authority applicable to them, including without limitation, all applicable rules and regulations of the FDA. Neither the Company nor any Subsidiary is in default (and there exists no condition which, with or without the passage of time or giving of notice or both, would constitute a default) in any respect in the performance of any bond, debenture, note or any other evidence of indebtedness in any indenture, mortgage, deed of trust or any other agreement or instrument to which the Company or any Subsidiary is a party or by which the Company or any Subsidiary is bound or by which the properties of the Company or any Subsidiary are bound, which default would be reasonably likely to have a Material Adverse Effect.

(j) SEC Documents.

(i) Reports. Except as set forth in Section 3(j) of the Disclosure Letter, the Company has filed in a timely manner all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the Exchange Act and the rules and regulations promulgated thereunder. The Company has filed on the SEC’s EDGAR system, prior to the date hereof, its Annual Report on Form 10-K for the fiscal year ended December 31, 2008 (the “Form 10-K”), its quarterly report on Form 10-Q for the fiscal quarter ended March 31, 2009 (the “Form 10-Q”), its Proxy Statement for its Annual Meeting of Stockholders held on June 10, 2009 (the “Proxy Statement”), and any Current Report on Form 8-K (“Form 8-Ks”) required to be filed by the Company with the SEC for events occurring since January 1, 2008 and prior to the date of this Agreement (the Form 10-K, Form 10-Q, Proxy Statement and Form 8-Ks, together with all exhibits, schedules and other attachments that are filed with such documents, are collectively referred to herein as the “SEC Documents”). Each SEC Document, as of its date (or, if amended or superseded by a filing prior to the applicable Closing Date, then on the date of such filing), did not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. Each SEC Document, as it may have been subsequently amended by filings made by the Company with the SEC prior to the date hereof, complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the SEC promulgated thereunder applicable to such SEC Document. As of their respective dates, the financial statements of the Company included in the SEC Documents complied as to form and substance in all material respects with applicable accounting requirements and published rules and regulations of the SEC with respect thereto. Such financial statements have been prepared in accordance with generally accepted accounting principles, consistently applied in the United States (“GAAP”), during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements), correspond to the books and records of the Company and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of operations and cash flows for the periods then ended. The Company is not required to file and will not be required to file any agreement, note, lease, mortgage, deed or other instrument entered into prior to the date of this Agreement and to which the Company is a party or by which the Company is bound which has not been previously filed or incorporated by reference as an exhibit to the SEC Documents.

(ii) Sarbanes-Oxley. The Chief Executive Officer and the Chief Financial Officer of the Company have signed, and the Company has furnished to the SEC, all certifications required by Sections 302 and 906 of the Sarbanes-Oxley Act of 2002. Such certifications contain no exceptions to the matters certified therein and have not been modified or withdrawn; and neither the Company nor any of its officers has received notice from any governmental entity questioning or challenging the accuracy of such certifications. The Company is in compliance in all material respects with all applicable effective provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations issued thereunder by the SEC.

(k) Absence of Certain Changes. Since January 1, 2009, the business and operations of the Company and each of its Subsidiaries have been conducted in the ordinary course consistent with past practice, and there has not been:

(i) any declaration, setting aside or payment of any dividend or other distribution of the assets of the Company with respect to any shares of capital stock of the Company; or

(ii) any repurchase, redemption or other acquisition by the Company or any Subsidiary of any outstanding shares of the Company’s capital stock;

(iii) any damage, destruction or loss to the Company’s or its Subsidiaries’ properties or assets, whether or not covered by insurance, except for such occurrences, individually and collectively, that have not had, and would not reasonably be expected to have, a Material Adverse Effect;

(iv) any waiver by the Company or any Subsidiary of a valuable right or of a material debt owed to it;

(v) any material change by the Company in its accounting principles, methods or practices or in the manner in which it keeps its accounting books and records, except any such change required by a change in GAAP or by the SEC; or

(vi) any material change or amendment to, or any waiver of any material right under a material contract or arrangement by which the Company, any Subsidiary or any of their assets or properties is bound or subject;

(vii) the Company has not incurred any liabilities (contingent or otherwise) other than trade payables, accrued expenses and other liabilities incurred in the ordinary course of business consistent with past practice;

(viii) the Company has not issued any equity securities to any officer, director or affiliate, except securities issued pursuant to existing Company stock option or purchase plans or executive and director corporate arrangements disclosed in the SEC Reports; and

(ix) any other event or condition of any character, except for such events and conditions that have not resulted, and are not reasonably expected to result either individually or collectively, in a Material Adverse Effect.

(l) Intellectual Property. The Company and each Subsidiary owns or possesses sufficient rights to use all patents, patent rights, inventions, trade secrets, know-how, trademarks, service-marks, copyrights Internet domain names and other intellectual property (collectively, “Intellectual Property”), for the conduct of their businesses as currently conducted. Neither the Company nor any Subsidiary has received any notice of, and has no Company Knowledge of, any infringement by others of any Intellectual Property of the Company or any of its Subsidiaries which is reasonably expected to have a Material Adverse Effect and the Company is not aware of the unenforceability or invalidity of any patents owned or licensed by the Company or any Subsidiary, which is reasonably expected to have a Material Adverse Effect. There is no pending, or to the Company’s Knowledge threatened, claim, action or proceeding against the Company or any of its Subsidiaries with respect to any Intellectual Property. Neither the Company nor any Subsidiary has Company Knowledge of any infringement or improper use by any third party with respect to any Intellectual Property of the Company or its Subsidiaries which is reasonably expected to have a Material Adverse Effect. The Company and its Subsidiaries have taken reasonable security measures to protect the secrecy, confidentiality and value of all of their Intellectual Property. All of the licenses and sublicenses and consent, and patent assignments, royalty or other agreements concerning the Intellectual Property which are necessary for the conduct of the Company’s or any of its Subsidiaries’ respective businesses as currently conducted or as currently proposed to be conducted to which the Company or any Subsidiary is a party or by which any of their assets are bound (other than generally commercially available, non-custom, off-the-shelf software application programs having a retail acquisition price of less than $25,000 per license) (collectively, “License Agreements”) are valid and binding obligations of the Company or its Subsidiaries that are parties thereto and, to the Company’s Knowledge, the other parties thereto, enforceable in accordance with their terms, except to the extent that enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws affecting the enforcement of creditors’ rights generally, and there exists no event or condition which will result in a material violation or material breach of or constitute (with or without due notice or lapse of time or both) a material default by the Company or any of its Subsidiaries under any such License Agreement.

(m) Registration Rights. Except as provided in Section 5 herein or as set forth on Section 3(m) of the Disclosure Letter, the Company is not currently subject to any agreement providing any person or entity any rights (including piggyback registration rights) to have any securities of the Company registered with the SEC or registered or qualified with any other governmental authority.

(n) Title to Property and Assets. Except as set forth on Section 3(n) of the Disclosure Letter, the properties and assets of the Company and its Subsidiaries are owned by the Company and its Subsidiaries free and clear of all mortgages, deeds of trust, liens, charges, encumbrances and security interests except for (i) statutory liens for the payment of current taxes that are not yet delinquent and (ii) liens, encumbrances and security interests that are in the ordinary course of business and do not materially detract from the value of the properties and assets of the Company and its Subsidiaries, taken as a whole. With respect to the property and assets it leases, each of the Company and its Subsidiaries are in compliance with such leases in all material respects.

(o) Taxes. Except as set forth in Section 3(o) of the Disclosure Letter, the Company and each of its Subsidiaries have filed or have obtained currently effective extensions with respect to all federal, state, county, local and foreign tax returns which are required to be filed by it, such returns are complete and accurate and all taxes shown thereon to be due have been timely paid. No controversy with respect to taxes of any type with respect to the Company and its Subsidiaries is pending or, to the Company’s Knowledge, threatened. The Company and each of its Subsidiaries has withheld or collected from each payment made to its employees the amount of all taxes required to be withheld or collected therefrom and has paid all such amounts to the appropriate taxing authorities when due (including, but not limited to, federal income taxes, Federal Insurance Contribution Act taxes and Federal Unemployment Tax Act taxes). The Company has no Company Knowledge of any liability of any tax to be imposed upon the income, properties or assets of the Company or any Subsidiary that is not adequately provided for.

(p) Insurance. The Company and each of its Subsidiaries maintains insurance of the types and in the amounts that the Company reasonably believes is prudent and adequate for its business, all of which insurance is in full force and effect. Neither the Company nor any Subsidiary has Company Knowledge that it will be unable to renew its existing insurance coverage as and when the coverage expires.

(q) Labor Relations. No material labor dispute exists or, to the Company’s Knowledge, is imminent with respect to any of the employees of the Company or any Subsidiary. None of the Company’s or any Subsidiary’s employees is a member of a union that relates to such employee’s relationship with the Company, and neither the Company nor any of its Subsidiaries is a party to a collective bargaining agreement, and the Company and each Subsidiary believes that its relationship with its employees is good. No executive officer of the Company (as defined in Rule 501(f) of the 1933 Act) has notified the Company or any Subsidiary that such officer intends to leave the Company or any such Subsidiary or otherwise terminate such officer’s employment with the Company or any such Subsidiary. No executive officer, to the Company’s Knowledge, is in violation of any term of any employment contract, confidentiality, disclosure or proprietary information agreement or non-competition agreement, or any other contract or agreement or any restrictive covenant, and the continued employment of each such executive officer does not subject the Company or any Subsidiary to any liability with respect to any of the foregoing matters. The Company and its Subsidiaries are in compliance with all U.S. federal, state, local and foreign laws and regulations relating to employment and employment practices, terms and conditions of employment and wages and hours, except where the failure to be in compliance would not, individually or in the aggregate, have a Material Adverse Effect.

(r) Internal Accounting Controls. The Company and each of its Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(s) Transactions with Officers and Directors. None of the officers or directors of the Company has entered into any transaction with the Company or any Subsidiary that would be required to be disclosed pursuant to Item 404(a) of Regulation S-K of the SEC.

(t) General Solicitation. Neither the Company nor any other person or entity authorized by the Company to act on its behalf has engaged in a general solicitation or general advertising (within the meaning of Regulation D of the Securities Act) of investors with respect to offers or sales of the Securities.

(u) No Integrated Offering. Neither the Company, nor any affiliate of the Company, nor any person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause this offering of the Securities to be integrated with prior offerings by the Company for purposes of the Securities Act, or any applicable stockholder approval provisions, including, without limitation, under the rules and regulations of the Nasdaq.

(v) Nasdaq Listing Matters. The Common Stock of the Company is quoted on the Nasdaq Capital Market under the ticker symbol “AGEN.” The Company has not received any notice that, and has no reason to believe that, it is not in compliance with the listing or maintenance requirements of Nasdaq. The issuance and sale of the Securities under this Agreement do not contravene the rules and regulations of Nasdaq.

(w) Investment Company. The Company is not now, and after the sale of the Securities under this Agreement and the application of the net proceeds from the sale of the Securities will not be, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

(x) Registration Statement Matters. Assuming the completion and timely delivery of the Registration Statement/Suitability Questionnaire, attached hereto as Appendix I (the “Questionnaire”), by each Purchaser to the Company, the Company is not aware of any facts or circumstances that would prohibit or delay the preparation and filing of a registration statement with respect to the Registrable Shares.

(y) Market. The Company has not taken and will not take, directly or indirectly, any action designed to or that might reasonably be expected to cause or result in stabilization or manipulation of the price of the Common Stock of the Company to facilitate the sale or resale of the Securities.

(z) Application of Anti-Takeover Provisions. There is no control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Company’s Certificate of Incorporation (or similar charter documents) that would become applicable to the Purchasers as a result of the issuance of the Securities.

(aa) Registration Matters. The Company has taken no action and does not anticipate taking any action designed to terminate, or likely to have the effect of terminating, the registration of the Common Stock under the Exchange Act and the Company has not received any notification that the SEC is contemplating terminating such registration.

(bb) Environmental Matters.

(i) The Company and each of its Subsidiaries have complied in all material respects with all applicable Environmental Laws (as defined below). There is no pending or, to the Company’s Knowledge, threatened civil or criminal litigation, violation, formal administrative proceeding, or investigation, inquiry or information request by any Governmental Entity, relating to any Environmental Law involving the Company or any Subsidiary. For purposes of this Agreement, “Environmental Law” means any federal, state, local or foreign law, statute, rule or regulation or the common law relating to the environment or occupational health and safety, including any statute, regulation, administrative decision or order pertaining to (A) treatment, storage, disposal, generation and transportation of industrial, toxic or hazardous materials or substances or solid or hazardous waste; (B) air, water and noise pollution; (C) groundwater and soil contamination; (D) the release or threatened release into the environment of industrial, toxic or hazardous materials or substances, or solid or hazardous waste, including emissions, discharges, injections, spills, escapes or dumping of pollutants, contaminants or chemicals; (E) the protection of wild life, marine life and wetlands, including all endangered and threatened species; (F) storage tanks, vessels, containers, abandoned or discarded barrels and other closed receptacles; (G) health and safety of employees and other persons; or (H) manufacturing, processing, using, distributing, treating, storing, disposing, transporting or handling of materials regulated under any law as pollutants, contaminants, toxic or hazardous materials or substances, or oil or petroleum products or solid or hazardous waste. As used above, the terms “release” and “environment” shall have the meaning set forth in the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (“CERCLA”).

(ii) Neither the Company nor any Subsidiary have any material liabilities or material obligations arising from the release of any Materials of Environmental Concern (as defined below) into the environment. For purposes of this Agreement, “Materials of Environmental Concern” shall mean any chemicals, pollutants or contaminants, hazardous substances (as such term is defined under CERCLA), solid wastes and hazardous wastes (as such terms are defined under the Resource Conservation and Recovery Act), toxic materials, oil or petroleum and petroleum products or any other material subject to regulation under any Environmental Law.

(iii) Neither the Company nor any Subsidiary is a party to or bound by any court order, administrative order, consent order or other agreement between the Company, a Subsidiary and any Governmental Entity entered into in connection with any legal obligation or liability arising under any Environmental Law.

(iv) The Company is not aware of any material environmental liability of any solid or hazardous waste transporter or treatment, storage or disposal facility that has been used by the Company or any Subsidiary.

(cc) United States Real Property Holding Company.

(i) The Company is not now and has never been a “United States real property holding corporation,” as defined in §897(c)(2) of the Internal Revenue Code of 1986, as amended (the “Code”), and Treasury Regulation §1.897-2(b), and the Company has filed with the Internal Revenue Service all statements, if any, with its United States income tax returns, which are required under Treasury Regulation §1.897-2(h).

(ii) The Company hereby agrees to provide prompt notice to each Purchaser following any “determination date” (as defined in Treasury Regulation Section 1.897-2(c)(1)) on which the Company becomes a United States real property holding corporation. In addition, upon a written request by a Purchaser, the Company shall provide such Purchaser with a written statement informing the Purchaser whether the Purchaser’s interest in the Company constitutes a United States real property interest. The Company’s determination shall comply with the requirements of Treasury Regulation Section 1.897-2(h)(1) or any successor regulation, and the Company shall provide timely notice to the Internal Revenue Service, in accordance with and to the extent required by Treasury Regulation Section 1.897-2(h)(2) or any successor regulation, that such statement has been made. The Company’s written statement to the Purchaser shall be delivered to the Purchaser within ten (10) Business Days of the Purchaser’s written request therefor. For purposes of this Agreement, “Business Day” means a day that is not a Saturday or Sunday, on which banks in New York City are open for the general transaction of business.

(dd) Benefit Plans. Except as set forth in Section 3(dd) of the Disclosure Letter, neither the Company nor any Plan Affiliate (as defined below) has maintained, sponsored, adopted, made contributions to or obligated itself to make contributions to or to pay any benefits or grant rights under or with respect to any Employee Benefit Plan (as defined below), whether written, oral, voluntary or pursuant to a collective bargaining agreement or law, under which the Company has a material unfunded liability, nor has the Company otherwise failed to meet any of its obligations under any employee benefit plan. As used herein, “Plan Affiliate” means any person or entity with which the Company constitutes all or part of a controlled group of corporations, a group of trades or businesses under common control or an affiliated service group, as each of those terms are defined in Section 414 of the Code. As used herein, “Employee Benefit Plan” means, collectively, each bonus, deferred compensation, incentive compensation, stock purchase, stock option, severance or termination pay, health or other medical, life, disability or other insurance, supplemental unemployment benefit, profit sharing, pension, retirement, supplemental retirement or other employee benefit plan, program, agreement or arrangement, whether written or unwritten, formal or informal, maintained or contributed to or required to be contributed to by any person for the benefit of any employee or former employee of the Company or its affiliates or their dependants or beneficiaries, as well as the compensation practices and policies regarding vacations, sick leaves, leaves of absence and all perquisites of employment other than those mandated by any legal requirement and shall include to the extent applicable to the Company, without limitation, “Employee Pension Benefit Plans” (as defined in Section 3(2) of ERISA (as defined below), “Employee Welfare Benefit Plan” (as defined in Section 3(1) of ERISA) and “Multi-employer Plan” (as defined in Section 3(37) of ERISA)). As used herein, “ERISA” means the Employee Retirement Income Security Act of 1974 and any law of any foreign jurisdiction of similar import. The Company has made all “matching” contributions required pursuant to the terms of the Company’s 401(k) plan or otherwise promised to employees (in writing or orally).

(ee) Foreign Corrupt Practices Act; Etc. Each of the Company and its Subsidiaries and, to the Company’s Knowledge, their respective officers, directors, employees and agents are in compliance with and have not violated the Foreign Corrupt Practices Act of 1977, as amended, or any rules and regulations thereunder, or any similar laws of any foreign jurisdiction. To the Company’s Knowledge, no governmental or political official in any country is or has been employed by, or acted as a consultant to or held any material beneficial ownership interest in the Company or any Subsidiary. The Company and its Subsidiaries and, to the Company’s Knowledge, their respective officers, directors, employees and agents are in compliance with and have not violated the U.S. money laundering laws or regulations, the U.S. Bank Secrecy Act, as amended by the USA Patriot Act of 2001 (including any recordkeeping or reporting requirements thereunder), or the anti-money laundering laws or regulations of any jurisdiction.

(ff) Brokers. Other than Rodman & Renshaw, LLC, the Company has not engaged any brokers, finders or agents, or incurred, or will incur, directly or indirectly, any liability for brokerage or finder’s fees or agents’ commissions or any similar charges in connection with this Agreement and the transactions contemplated hereby.

(gg) Regulatory Permits. The Company and each of its Subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state, local or foreign regulatory authorities necessary to conduct its respective business as described in the SEC Reports, except where the failure to possess such permits, individually or in the aggregate, has not and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect (“Material Permits”), and (i) neither the Company nor any of its Subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Material Permits, and (ii) the Company is unaware of any facts or circumstances that the Company would reasonably expect to give rise to the revocation or modification of any Material Permits.

(hh) Disclosure. Except as set forth in Section 3(hh) of the Disclosure Letter, the Company confirms that neither it nor any of its officers or directors nor any other person or entity acting on its or their behalf has provided, any Purchaser or its respective agents or counsel with any information that it believes constitutes or could reasonably be expected to constitute material, non-public information except insofar as the existence, provisions and terms of this Agreement, the Warrants and the documents contemplated hereby (collectively, the “Transaction Documents”) and the proposed transactions hereunder may constitute such information, all of which will be disclosed by the Company in the Press Release as contemplated by Section 9(l) hereof. The Company understands and confirms that the Purchasers will rely on the foregoing representations in effecting transactions in securities of the Company. No event or circumstance has occurred or information exists with respect to the Company or any of its Subsidiaries or its or their business, properties, operations or financial conditions, which, under applicable law, rule or regulation, requires public disclosure or announcement by the Company but which has not been so publicly announced or disclosed (assuming for this purpose that the Company’s reports filed under the Exchange Act are being incorporated into an effective registration statement filed by the Company under the Securities Act), except for the announcement of this Agreement and related transactions.

(ii) Off Balance Sheet Arrangements. There is no transaction, arrangement, or other relationship between the Company (or any Subsidiary) and an unconsolidated or other off balance sheet entity that is required to be disclosed by the Company in its Exchange Act filings and is not so disclosed or that otherwise would have a Material Adverse Effect.

(jj) Acknowledgment Regarding Purchasers’ Purchase of Securities. Except as set forth in Section 3(jj) of the Disclosure Letter, the Company acknowledges and agrees that each of the Purchasers is acting solely in the capacity of an arm’s length purchaser with respect to the Transaction Documents and the transactions contemplated hereby or thereby. The Company further acknowledges that no Purchaser is acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated thereby and any advice given by any Purchaser or any of their respective representatives or agents in connection with the Transaction Documents and the transactions contemplated thereby is merely incidental to the Purchasers’ purchase of the Securities. The Company further represents to each Purchaser that the Company’s decision to enter into this Agreement and the other Transaction Documents has been based solely on the independent evaluation of the transactions contemplated hereby by the Company and its representatives.

4. REPRESENTATIONS, WARRANTIES AND CERTAIN AGREEMENTS OF THE PURCHASER. Each Purchaser hereby represents and warrants to the Company as of the date hereof, and agrees that:

(a) Organization Good Standing and Qualification. The Purchaser has all power and authority required to enter into this Agreement and the other agreements, instruments and documents contemplated hereby, and to consummate the transactions contemplated hereby and thereby.

(b) Authorization. The execution of this Agreement has been duly authorized by all necessary action on the part of the Purchaser. This Agreement constitutes the Purchaser’s legal, valid and binding obligation, enforceable in accordance with its terms, except (i) as may be limited by (A) applicable bankruptcy, insolvency, reorganization or other laws of general application relating to or affecting the enforcement of creditors’ rights generally and (B) the effect of rules of law governing the availability of equitable remedies and (ii) as rights to indemnity or contribution may be limited under federal or state securities laws or by principles of public policy thereunder.

(c) Litigation. There is no action pending, or to its knowledge, threatened, to which such Purchaser is a party that is reasonably likely to prevent, enjoin, alter or delay the transactions contemplated by this Agreement.

(d) Purchase for Own Account. The Securities are being acquired without a view to the public resale or distribution thereof within the meaning of the Securities Act. The Purchaser represents that it has not been formed for the specific purpose of acquiring the Securities. Notwithstanding the foregoing, the parties hereto acknowledge the Purchaser’s right at all times to sell or otherwise dispose of all or any part of such securities in compliance with applicable federal and state securities laws and the laws of any other applicable jurisdiction, and as otherwise contemplated by this Agreement.

(e) Investment Experience. The Purchaser understands that the purchase of the Securities involves substantial risk. The Purchaser has experience as an investor in securities of companies and acknowledges that it can bear the economic risk of its investment in the Securities and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of this investment in the Securities and protecting its own interests in connection with this investment.

(f) Accredited Investor Status. The Purchaser is an “accredited investor” within the meaning of Regulation D promulgated under the Securities Act.

(g) Reliance Upon Purchaser’s Representations. The Purchaser understands that the issuance and sale of the Securities to it will not be registered under the Securities Act, the securities laws of any State of the United States or the securities laws of any other applicable jurisdiction, on the ground that such issuance and sale will be exempt from registration under the Securities Act pursuant to Section 4(2) thereof, and exempt from any comparable registration requirement under the securities laws of any other applicable jurisdiction, and that the Company’s reliance on such exemption is based on each Purchaser’s representations set forth herein.

(h) Receipt of Information. The Purchaser has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the issuance and sale of the Securities, and the business, properties, prospects and financial condition of the Company and to obtain any additional information requested and has received and considered all information it deems relevant to make an informed decision to purchase the Securities. Neither such inquiries nor any other investigation conducted by or on behalf of such Purchaser or its representatives or counsel shall modify, amend or affect such Purchaser’s right to rely on the truth, accuracy and completeness of such information and the Company’s representations and warranties contained in this Agreement.

(i) Restricted Securities. The Purchaser understands that the Securities have not been registered under the Securities Act, the securities laws of any State of the United States or the securities laws of any other applicable jurisdiction.

(j) Legend. (i) The Purchaser agrees that the Certificates for the Shares (and any shares of Common Stock issuable upon exercise of a Warrant) shall bear the following legend:

“THESE SECURITIES HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY EVIDENCE REASONABLY ACCEPTABLE TO THE COMPANY TO SUCH EFFECT, THE FORM AND SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY.”

Certificates evidencing the Shares or any other securities shall not contain any legend, (i) while a registration statement (including any Registration Statement (as defined in Section 5(a)(i) below)) covering the resale of such security is effective under the Securities Act, (ii) following any sale of such Shares or securities pursuant to Rule 144, (iii) if such Shares or securities are eligible for sale under Rule 144 not subject to volume limitations or (iv) if such legend is not required under applicable requirements of the Securities Act. The Company shall cause its counsel to issue a legal opinion to the Company’s transfer agent promptly after the date on which a Registration Statement is declared effective (the “Effective Date”) if such legal opinion is required by the Company’s transfer agent to effect the removal of the legend hereunder. The Company agrees that following an Effective Date or at such time as such legend is no longer required under this Section 4(j), it will, no later than three (3) Business Days following the delivery by a Purchaser to the Company or to the Company’s transfer agent of a certificate representing shares issued with a restrictive legend, deliver or cause to be delivered to such Purchaser a certificate representing such shares that is free from all restrictive and other restrictive legends. The Company may not make any notation on its records or give instructions to any transfer agent of the Company that enlarge the restrictions on transfer set forth in Section 4(i) or this Section 4(j). Any fees associated with the removal of the legend referred to in this Section 4(j) shall be borne by the Company.

Each Purchaser, severally and not jointly with the other Purchasers, agrees that the removal of the restrictive legend from certificates representing the Shares or securities as set forth in this Section 4(j) is predicated upon the Purchaser’s covenant that the Purchaser only will sell any Shares or securities pursuant to either the registration requirements of the Securities Act, including any applicable prospectus delivery requirements, or an exemption therefrom.

(k) Restrictions on Short Sales. The Purchaser represents, warrants and covenants that it has not and will not, directly or indirectly, during the period beginning on the date on which the Company or any agent of the Company first contacted such Purchaser regarding the transactions contemplated by this Agreement and ending on the issuance of the Press Release, engage in (i) any “short sales” (as such term is defined in Rule 200 of Regulation SHO promulgated under the Exchange Act) of the Common Stock, including, without limitation, the maintaining of any short position with respect to, establishing or maintaining a “put equivalent position” (within the meaning of Rule 16a-1(h) under the Exchange Act) with respect to, entering into any swap, derivative transaction or other similar arrangement (whether any such transaction is to be settled by delivery of Common Stock, other securities, cash or other consideration) that transfers to another, in whole or in part, any economic consequences or ownership, or otherwise disposes of, any of the Securities by the Purchaser or (ii) any hedging transaction which establishes a net short position with respect to the Securities (clauses (i) and (ii) together, a “Short Sale”); except for (1) Short Sales by a Purchaser which was, prior to the date on which such Purchaser was first contacted by the Company or any agent of the Company, regarding the transactions contemplated by this Agreement, a market maker for the Common Stock, provided that such Short Sales are in the ordinary course of business of such Purchaser and are in compliance with the Securities Act, the rules and regulations of the Securities Act and such other securities laws as may be applicable, (2) Short Sales by the Purchaser which by virtue of the procedures of such Purchaser are made without knowledge of the transactions contemplated by this Agreement, or (3) Short Sales by the Purchaser to the extent that such Purchaser is acting in the capacity of a broker-dealer executing unsolicited third-party transactions.

(l) Questionnaires. The Purchaser has completed or caused to be completed the Questionnaire for use in preparation of a Registration Statement, and the answers to such Questionnaires are true and correct as of the date of this Agreement in all material respects; provided, that the Purchasers shall be entitled to update such information by providing written notice thereof to the Company at least 48 hours before effective date of such Registration Statement.

5. REGISTRATION; COMPLIANCE WITH THE SECURITIES ACT.

(a) Registration of the Securities. The Company hereby agrees that it shall prepare and file with the SEC no later than seven (7) Business Days following the Closing Date (the “Filing Deadline”), a registration statement on Form S-1 or Form S-3 (together with any other registration statements filed under this Section 5 and any preliminary or final prospectus, exhibit, supplement or amendment included therein, the “Registration Statements”), to enable the resale of the Shares and shares of Common Stock underlying the Warrants (the shares of Common Stock underlying the Warrants the “Warrant Shares”) (together with any shares of Common Stock issued as a dividend or other distribution with respect to, or in exchange for, or in replacement of, the Shares or the Warrant Shares, the “Registrable Shares”) by holders of such Shares and/or Warrant Shares from time to time on a continuous basis pursuant to Rule 415 under the Securities Act. The Company shall use commercially reasonable efforts to cause a Registration Statement to be declared effective, within sixty (60) days following the Closing Date (the “Required Effective Date”) or, in the event of a review of such Registration Statement by the SEC, the Required Effective Date will be within ninety (90) days following the Closing Date and, subject to exceptions provided herein, to remain continuously effective until the earlier of (A) the fifth anniversary of the effective date of such Registration Statement, (B) the date on which all Registrable Shares have been publicly sold thereunder, or (C) the date on which all of the Registrable Shares (other than Registrable Shares held by an individual who is not an affiliate of the Company due to his or her status as an executive of the Company), can be sold pursuant to Rule 144 promulgated under the Securities Act (as such rule may be amended from time to time) not subject to volume limitations (the “Registration Period”). If the Company receives notification from the SEC that a Registration Statement will receive no action or review from the SEC, then the Company will use its commercially reasonable efforts to cause such Registration Statement to become effective within three (3) Business Days after such SEC notification;

(b) Registration Procedures. In connection with the Company’s registration obligations hereunder, the Company shall:

(i) Not less than two (2) Business Days prior to the filing of a Registration Statement and not less than one Business Day prior to the filing of any related prospectus (a “Prospectus”) or any amendment or supplement thereto (except for Annual Reports on Form 10-K, and Quarterly Reports on Form 10-Q and Current Reports on Form 8-K

and any similar or successor reports), furnish to each Purchaser or Person to whom Registrable Shares have been transferred (each, a “Holder”) copies of such Registration Statement, Prospectus or amendment or supplement thereto, as proposed to be filed, which documents will be subject to the review of such Holder. The Company shall make a good faith effort to accommodate any reasonable objection to any Registration Statement or amendment or supplement thereto, provided that, the Company is notified of such objection in writing no later than one (1) Business Days after the Holders have been so furnished copies of such documents.

(ii) (A) Prepare and file with the SEC such amendments (including post effective amendments) and supplements to each Registration Statement and the Prospectus used in connection therewith as may be necessary to keep such Registration Statement continuously effective as to the applicable Registrable Shares for the Registration Period and prepare and file with the SEC such additional Registration Statements in order to register for resale under the Securities Act all of the Registrable Shares; (B) cause the related Prospectus to be amended or supplemented by any required Prospectus supplement (subject to the terms of this Agreement), and, as so supplemented or amended, to be filed pursuant to Rule 424; (C) respond as promptly as reasonably practicable to any comments received from the SEC with respect to each Registration Statement or any amendment thereto and, as promptly as reasonably possible, provide the Holders true and complete copies of all correspondence from and to the SEC relating to such Registration Statement that pertains to the Holders as “Selling Stockholders” but not any comments that would result in the disclosure to the Holders of material and non-public information concerning the Company; and (D) comply with the provisions of the Securities Act and the Exchange Act with respect to the disposition of all Registrable Shares covered by a Registration Statement until such time as all of such Registrable Shares shall have been disposed of (subject to the terms of this Agreement) in accordance with the intended methods of disposition by the Holders thereof as set forth in such Registration Statement as so amended or in such Prospectus as so supplemented. In the case of amendments and supplements to a Registration Statement which are required to be filed pursuant to this Agreement (including pursuant to this Section 5(b)(ii)) by reason of the Company filing a report on Form 10-K, Form 10-Q or Form 8-K or any analogous report under the Exchange Act, the Company shall have incorporated such report by reference into such Registration Statement, if applicable, or shall file such amendments or supplements with the SEC on the same day on which the Exchange Act report which created the requirement for the Company to amend or supplement such Registration Statement was filed.

(iii) Notify the Holders (which notice shall, pursuant to clauses (C) through (F) hereof, be accompanied by an instruction to suspend the use of the Prospectus until the requisite changes have been made) as promptly as reasonably possible (and, in the case of (A)(1) below, not less than three Business Days prior to such filing, in the case of (C) and (D) below, not more than one Business Day after such issuance or receipt and in the case of (E) below, not less than three Business Days prior to the financial statements in any Registration Statement becoming ineligible for inclusion therein and, in the case of (F) below not more than one Business Day after the occurrence or existence of such corporate development) and (if requested by any such Person) confirm such notice in writing no later than one Business Day following the day (A)(1) when a Prospectus or any Prospectus supplement or post effective amendment to a Registration Statement is proposed to be filed; (2) when the SEC notifies the Company whether there will be a “review” of such Registration Statement and whenever the

SEC comments in writing on any Registration Statement (in which case the Company shall provide true and complete copies thereof and all written responses thereto to each of the Holders that pertain to the Holders as a “Selling Stockholder” or to the “Plan of Distribution”, but not information which the Company believes would constitute material and non-public information); and (3) with respect to each Registration Statement or any post effective amendment, when the same has become effective; (B) of any request by the SEC or any other Federal or state governmental authority for amendments or supplements to a Registration Statement or Prospectus or for additional information that pertains to the Holders as “Selling Stockholders” or the “Plan of Distribution”; (C) of the issuance by the SEC or any other federal or state governmental authority of any stop order suspending the effectiveness of a Registration Statement covering any or all of the Registrable Shares or the initiation of any Action or other proceeding for that purpose; (D) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Shares for sale in any jurisdiction, or the initiation or threatening of any Proceeding for such purpose; (E) of the occurrence of any event or passage of time that makes the financial statements included in a Registration Statement ineligible for inclusion therein or any statement made in such Registration Statement or Prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires any revisions to such Registration Statement, Prospectus or other documents so that, in the case of such Registration Statement or the Prospectus, as the case may be, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein (in the case of any Prospectus, form of prospectus or supplement thereto, in light of the circumstances under which they were made), not misleading; and (F) the occurrence or existence of any pending corporate development with respect to the Company that the Company believes may be material and that, in the determination of the Company, makes it not in the best interest of the Company to allow continued availability of a Registration Statement or Prospectus, provided that any and all of such information shall remain confidential to each Holder until such information otherwise becomes public, unless disclosure by a Holder is required by law; provided, further, that notwithstanding each Holder’s agreement to keep such information confidential, the Holders make no acknowledgement that any such information is material, non-public information.

(iv) Use commercially reasonable efforts to avoid the issuance of, or, if issued, obtain the withdrawal of (i) any order suspending the effectiveness of a Registration Statement, or (ii) any suspension of the qualification (or exemption from qualification) of any of the Registrable Shares for sale in any jurisdiction, as soon as practicable.

(v) If requested by a Holder, furnish to such Holder, without charge, at least one conformed copy of each Registration Statement and each amendment thereto and all exhibits to the extent requested by such Person (including those previously furnished or incorporated by reference) promptly after the filing of such documents with the SEC; provided, that the Company shall have no obligation to provide any document pursuant to this clause that is available on the SEC’s EDGAR system.

(vi) Prior to any resale of Registrable Shares by a Holder, use its commercially reasonable efforts to register or qualify, unless an exemption from registration and qualification applies, the Registrable Shares for offer and sale under the securities or Blue

Sky laws of such jurisdictions within the United States as any Holder reasonably requests in writing, to keep each such registration or qualification (or exemption therefrom) effective during the Registration Period and to do any and all other acts or things reasonably necessary to enable the disposition in such jurisdictions of the Registrable Shares covered by such Registration Statements; provided, that the Company shall not be required to qualify generally to do business in any jurisdiction where it is not then so qualified or to take any action that would subject the Company to general service of process in any jurisdiction where it is not then so subject or subject the Company to any material tax in any such jurisdiction where it is not then so subject.

(vii) If requested by the Holders, cooperate with the Holders to facilitate the timely preparation and delivery of certificates representing Registrable Shares to be delivered to a transferee pursuant to a Registration Statement, which certificates shall be free, to the extent permitted by this Agreement and under law, of all restrictive legends, and to enable such Registrable Shares to be in such denominations and registered in such names as any such Holders may reasonably request. In connection therewith, if required by the Company’s transfer agent, the Company shall promptly after the effectiveness of a Registration Statement cause an opinion of counsel as to the effectiveness of such Registration Statement to be delivered to and maintained with its transfer agent, together with any other authorizations, certificates and directions required by the transfer agent, which authorize and direct the transfer agent to issue such Registrable Shares without legend upon sale by the Holder of such shares of Registrable Shares under a Registration Statement.

(viii) Following the occurrence of any event contemplated by Section 5(c)(iii) through (vi), as promptly as practicable, prepare a supplement or amendment, including a post effective amendment, to the affected Registration Statements or a supplement to the related Prospectus or any document incorporated or deemed to be incorporated therein by reference, and file any other required document so that, as thereafter delivered, no Registration Statement nor any Prospectus will contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of any Prospectus, form of prospectus or supplement thereto, in light of the circumstances under which they were made), not misleading.

(c) Liquidated Damages. If during the Registration Period: (i) a Registration Statement is not filed with the SEC on or prior to the Filing Deadline, (ii) the Company fails to file with the SEC a request for acceleration in accordance with Rule 461 promulgated under the Securities Act, within three (3) Business Days of the date that the Company is notified (orally or in writing, whichever is earlier) by the SEC that a Registration Statement will not be “reviewed,” or not subject to further review, (iii) prior to the Effective Date, the Company fails to file a pre-effective amendment and otherwise respond in writing to comments made by the SEC in respect of such Registration Statement within ten (10) Business Days after the receipt of comments by or notice from the SEC that such amendment is required in order for the Registration Statement to be declared effective, (iv) the Registration Statement is not declared effective by the SEC (or otherwise does not become effective) on or prior to the Required Effective Date, (v) the Company fails to keep the Common Stock continuously listed on the Nasdaq Stock Market or any electronic bulletin board or (vi) after its Effective Date, such Registration Statement ceases for any reason (including without limitation by reason of a stop order, or the Company’s failure to update a Registration Statement), to remain continuously effective as to all Shares for which it is required to be effective or the Holders are not permitted to utilize the Prospectus therein to resell such Shares (including, without limitation, in accordance with Section 5(d) below) for an aggregate of more than 10 consecutive Business Days or for more than an aggregate of 20 Business Days in any 12-month period (which need not be consecutive), (any such failure or breach in clauses (i) through (vi) above being referred to as an “Event,” and, for purposes of clauses (i), (iv) or (v), the date on which such Event occurs, or for purposes of clause (ii), the date on which such three (3) Business Day period is exceeded, or for purposes of clause (iii), the date which such 10 calendar day period is exceeded, or for purposes of clause (v) the date on which such 10 consecutive or 20 Business Day period (as applicable) is exceeded, being referred to as “Event Date”), then in addition to any other rights available to the Holders hereunder or under applicable law: (x) on each such Event Date, the Company shall pay to each Holder an amount in cash, as liquidated damages and not as a penalty, equal to 1.5% of the aggregate purchase price paid by such Purchaser (or to the extent such Holder is a direct or indirect transferee of a Purchaser, such Purchaser) pursuant to this Agreement (which remedy shall not be exclusive of any other remedies available under this Agreement); and (y) on each monthly anniversary of each such Event Date thereof (if the applicable Event shall not have been cured by such date) until the applicable Event is cured or Rule 144 is available to permit the resale of such Registrable Shares without manner of sale or volume limitations, the Company shall pay to each Holder an amount in cash, as liquidated damages and not as a penalty, equal to 1.5% of the aggregate purchase price paid by such Holder (or to the extent such Holder is a direct or indirect transferee of a Purchaser, such Purchaser) pursuant to this Agreement (which remedy shall not be exclusive of any other remedies available under this Agreement); provided, however, in no event shall the Company be responsible for paying any liquidated damages under this subsection (c)(i) for any Event in which the Company was able to meet such deadline, but was delayed due to a Holder’s right to review under Section 5(b) and (ii) if the SEC limits the number of Registrable Shares permitted to be registered on the Registration Statement to any Purchaser, with respect to the affected shares, provided that the Company uses diligent efforts to effect the registration of the remaining Registrable Shares promptly following the sixth month after the Registration Statement becomes effective. If the Company fails to pay any liquidated damages pursuant to this Section in full within seven days after the date payable, the Company will pay interest thereon at a rate of 8% per annum (or such lesser maximum amount that is permitted to be paid by applicable law) to the Holder, accruing daily from the date such liquidated damages are due until such amounts, plus all such interest thereon, are paid in full. The liquidated damages pursuant to the terms hereof shall apply on a daily pro-rata basis for any portion of a month prior to the cure of an Event, except in the case of the first Event Date. In the event that the Company registers some but not all of the Shares held by the Holders, the liquidated damages referred to above for any monthly period shall be reduced to equal the amount determined by multiplying the amount of liquidated damages as determined above by a fraction, the numerator of which shall be the number of Shares held by the Holders for which there is not an effective Registration Statement at such time and the denominator of which shall be the number of Shares held by the Holders at such time. Notwithstanding anything to the contrary in this Agreement, in no event will the liquidated damages, including interest, paid to a Holder under this Section 5(c) be greater than 10% of the aggregate purchase price paid by such Holder (or to the extent such Holder is a direct or indirect transferee of a Purchaser, such Purchaser) pursuant to this Agreement.

(d) Transfer of Registrable Shares After Registration; Suspension.

(i) Each Holder agrees that it will not offer to sell or make any sale, assignment, pledge, hypothecation or other transfer with respect to the Registrable Shares that would constitute a sale within the meaning of the Securities Act except pursuant to (1) a Registration Statement, (2) Rule 144 of the Securities Act or (3) another exemption from registration under the Securities Act, and that it will promptly notify the Company of any changes in the information set forth in a Registration Statement after it is prepared regarding the Holder.

(ii) In the event of: (A) any request by the SEC or any other federal or state governmental authority during the period of effectiveness of a Registration Statement for amendments or supplements to a Registration Statement or related Prospectus or for additional information, (B) the issuance by the SEC or any other federal or state governmental authority of any stop order suspending the effectiveness of a Registration Statement or the initiation of any proceedings for that purpose, (C) the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Shares for sale in any jurisdiction or the initiation of any proceeding for such purpose, or (D) any event or circumstance which necessitates the making of any changes in a Registration Statement or Prospectus, or any document incorporated or deemed to be incorporated therein by reference, so that, in the case of a Registration Statement, it will not contain any untrue statement of a material fact or any omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of the Prospectus, it will not contain any untrue statement of a material fact or any omission to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, then the Company shall deliver a certificate in writing to the Holders listed as selling securityholders in the Prospectus (the “Suspension Notice”) to the effect of the foregoing (which notice will not disclose the content of any material non-public information and will indicate the date of the beginning and end of the intended period of suspension, if known), and, upon receipt of such Suspension Notice, the Holders will discontinue disposition of Registrable Shares covered by a Registration Statement or Prospectus (a “Suspension”) until the Holders’ receipt of copies of a supplemented or amended Prospectus prepared and filed by the Company, or until the Holders are advised in writing by the Company that the current Prospectus may be used, and have received copies of any additional or supplemental filings that are incorporated or deemed incorporated by reference in any such prospectus. In the event of any Suspension, the Company will use its commercially reasonable efforts to cause the use of the Prospectus so suspended to be resumed as soon as possible after delivery of a Suspension Notice to the Holders.

(e) Indemnification.

(i) Indemnification by the Company. To the fullest extent permitted by law, the Company will indemnify, hold harmless and defend (A) each Holder, and the directors, officers, partners, employees, agents, representatives of, and each person or entity, if any, who controls (within the meaning of the Securities Act or the Exchange Act) any Holder (each, a “Holder Indemnified Person”), against any losses, claims, damages, liabilities, judgments, fines, penalties, charges, costs, reasonable attorneys’ fees, amounts paid in settlement or reasonable expenses, joint or several, (collectively, “Claims”) incurred in investigating, preparing or defending any action, claim, suit, inquiry, proceeding, investigation or appeal taken from the foregoing by or before any court or governmental, administrative or other regulatory agency, body or the SEC, whether pending or threatened, whether or not an indemnified party is or may be a party thereto (“Indemnified Damages”), to which any of them may become subject with respect to any Claims (or actions or proceedings, whether commenced or threatened, in respect thereof) that arise out of or are based upon:

(1) any untrue statement or alleged untrue statement of a material fact contained in a Registration Statement (including any post-effective amendment thereto) or the omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; or

(2) any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus if used prior to the effective date of such Registration Statement, or contained in the final prospectus (as amended or supplemented, if the Company files any amendment thereof or supplement thereto with the SEC) or the omission or alleged omission to state therein any material fact necessary to make the statements made therein, in light of the circumstances under which the statements therein were made, not misleading; (the matters in the foregoing clauses (1) and (2) being, collectively, “Violations”).

Subject to subsection (e)(iv) below, the Company shall reimburse each Holder Indemnified Person, as applicable, promptly as such reasonable expenses are incurred and are due and payable, for any legal fees or disbursements or other reasonable expenses incurred by them in connection with investigating or defending any such Claim. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Holder Indemnified Person, as applicable. Notwithstanding anything to the contrary contained herein, the indemnification agreement contained in this subsection (e) shall not (i) apply to a Claim by a Holder Indemnified Person to the extent such Claim arises directly from a Violation which occurs in reliance upon and in conformity with information furnished in writing to the Company by a Holder Indemnified Person, expressly for use in connection with the preparation of a Registration Statement or any such amendment thereof or supplement thereto; (ii) be available to the extent such Claim is based on a failure to deliver or to cause to be delivered the prospectus made available by the Company, if such prospectus was timely made available by the Company, (iii) apply to amounts paid in settlement of any Claim, if such settlement is effected without the prior written consent of the Company, which consent shall not be unreasonably withheld, and (iv) apply to a Claim by a Holder Indemnified Person arising out of any untrue statement or alleged untrue statement of a material fact contained in a prospectus, or omission or alleged omission to state a material fact necessary to make such statement not misleading in any prospectus that is corrected in any subsequent prospectus that was delivered to such Holder before the pertinent sale or sales by such Holder.

(ii) Indemnification by the Holders. In connection with any Registration Statement in which a Holder is participating, by such participation each Holder agrees to severally and not jointly indemnify, hold harmless and defend, to the same extent and in the same manner as is set forth in subsection (e)(i) above, the Company, each of its directors, each of its officers who signs a Registration Statement, each of the Company’s agents or representatives, and each person or entity, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act (each, a “Company Indemnified Person”), against any Claim or Indemnified Damages to which any of them may become subject, under the Securities Act, the Exchange Act or otherwise, to the extent such Claim or Indemnified Damages arises directly from any Violation, in each case to the extent, and only to the extent, that such Violation occurs in reliance upon and in conformity with written information furnished to the Company by such Holder specifically for use in connection with such Registration Statement; and, subject to subsection (e)(v) below, such Holder will reimburse any legal or other reasonable expenses incurred by them in connection with investigating or defending any such Claim; provided, however, that the indemnity agreement contained in this subsection (e)(ii) and the agreement with respect to contribution set forth below shall not apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of such Holder, which consent shall not be unreasonably withheld; provided, further, however, that the Holder shall be liable under this subsection (e)(ii) for only that amount of a Claim or Indemnified Damages as does not exceed the net proceeds to such Holder as a result of the sale of the Registrable Shares pursuant to a Registration Statement giving rise to such liability. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Company Indemnified Person. Notwithstanding anything to the contrary contained herein, the indemnification agreement contained in this subsection (e)(ii) with respect to any prospectus shall not inure to the benefit of any Company Indemnified Person if the untrue statement or omission of material fact contained in the prospectus was corrected on a timely basis in the prospectus, as then amended or supplemented.

(iii) Indemnification Procedure. Promptly after receipt by any person entitled to indemnification under this subsection (e) (each, an “Indemnified Party”) of notice of the commencement of any action or proceeding (including any governmental action or proceeding) involving a Claim, such Indemnified Party shall, if a Claim in respect thereof is to be made against any indemnifying party under this subsection (e), deliver to the indemnifying party a written notice of the commencement thereof, and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume control of the defense thereof with counsel mutually satisfactory to the indemnifying party and the Indemnified Party; provided, however, that the Holder Indemnified Persons and the Company Indemnified Persons shall each have the right to retain their own counsel with the fees and expenses of not more than one counsel for the Holder Indemnified Persons as a group or the Company Indemnified Persons as a group, as applicable, to be paid by the indemnifying party, if, in the reasonable opinion of counsel retained by the Indemnified Party, the representation by such counsel of the Indemnified Parties, as applicable, and the indemnifying party would be inappropriate due to actual or potential conflicting interests between such Holder Indemnified Persons and Company Indemnified Persons, as applicable, and any other party represented by such counsel in such proceeding. In the case of a Holder Indemnified Person, legal counsel referred to in the immediately preceding sentence (the “Holder Legal Counsel”) shall be selected by the Holders then holding a majority in interest of the Registrable Shares. The Holder Legal Counsel shall not represent any Holder Indemnified Person that sends such counsel written notice that such Holder Indemnified Person does not wish such counsel to represent it in connection with the matters discussed in this subsection. The Holder Indemnified Persons, other than any Holder Indemnified Person that delivers the notice discussed in the preceding sentence, will be deemed to waive any conflict of interest or potential conflict of interest that may arise as a result of the representation of such

Holder Indemnified Persons by the Holder Legal Counsel in connection with the subject matter of the Claim. Each Indemnified Party shall cooperate with the indemnifying party in connection with any negotiation or defense of any such action or claim by the indemnifying party and shall furnish to the indemnifying party all information reasonably available to such Indemnified Party which relates to such action or claim. The indemnifying party shall keep each Indemnified Party apprised as to the status of the defense or any settlement negotiations with respect thereto. No indemnifying party shall be liable for any settlement of any action, claim or proceeding effected without its prior written consent, which consent shall not be unreasonably withheld. No indemnifying party shall, without the prior written consent of an Indemnified Party, consent to entry of any judgment or enter into any settlement or other compromise which (i) does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect of such claim or litigation, (ii) requires any admission of wrongdoing by such Indemnified Party or (iii) obligates or requires an Indemnified Party to take, or refrain from taking, any action. Following indemnification as provided for hereunder, the indemnifying party shall be subrogated to all rights of the Indemnified Party with respect to all third parties, firms or corporations relating to the matter for which indemnification has been made. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall not relieve such indemnifying party of any liability to an Indemnified Party under this subsection (e), except to the extent that the indemnifying party is materially prejudiced in its ability to defend such action.

(iv) Payments. The indemnification required by this subsection (e) shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or Indemnified Damages are incurred. The indemnity agreements contained herein shall be in addition to (a) any cause of action or similar right of the an Indemnified Party against the indemnifying party or others, and (b) any liabilities the indemnifying party may be subject to pursuant to the law.

(v) Contribution. If for any reason the indemnification provided for in this subsection (e) is unavailable to an Indemnified Party or insufficient to hold it harmless, other than as expressly specified therein, then the indemnifying party shall contribute to the amount paid or payable by the Indemnified Party, as a result of Claims in such proportion as is appropriate to reflect the relative fault of the Indemnified Party and the indemnifying party, as well as any other relevant equitable considerations. No person guilty of fraudulent misrepresentation within the meaning of Section 11(f) of the Securities Act shall be entitled to contribution from any person not guilty of such fraudulent misrepresentation. In no event shall the contribution obligation of a holder of Registrable Shares be greater in amount than the dollar amount of the net proceeds (net of all expenses paid by such holder in connection with any claim relating to this subsection (e)(v) and the amount of any damages such holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission) received by it upon the sale of the Registrable Shares giving rise to such contribution obligation. The Holders’ obligation to contribute pursuant to this subsection (e)(v) are several and not joint.

(vi) Survival. The obligations of the Company and the Holders under this Section 5(e) shall survive completion of any offering of Registrable Shares and the termination of this Agreement.

(f) Rule 144 Information. For so long as the Registration Period continues, the Company shall file in a timely manner all reports required to be filed by it under the Exchange Act and the rules and regulations promulgated thereunder and shall take such further action to the extent required to enable the Holders to sell the Registrable Shares pursuant to Rule 144 under the Securities Act (as such rule may be amended from time to time).

(g) Registration Expenses. All fees and expenses incident to the Company’s performance of or compliance with its obligations under this Section 5 (excluding any underwriting discounts and selling commissions) shall be borne by the Company whether or not any Registrable Shares are sold pursuant to a Registration Statement. The fees and expenses referred to in the foregoing sentence shall include, without limitation, (i) all registration and filing fees (including, without limitation, fees and expenses (A) with respect to filings required to be made with any trading market on which the Common Stock is then listed for trading and (B) in compliance with applicable state securities or Blue Sky laws (including, without limitation, fees and disbursements of counsel for the Company in connection with Blue Sky qualifications or exemptions of the Registrable Shares and determination of the eligibility of the Registrable Shares for investment under the laws of such jurisdictions as requested by the Holders consistent with Section 5(b)(vi)), (ii) printing expenses (including, without limitation, expenses of printing certificates for Registrable Shares and of printing prospectuses if the printing of prospectuses is reasonably requested by the holders of a majority of the Registrable Shares included in such Registration Statement), (iii) messenger, telephone and delivery expenses, (iv) the filing fees with FINRA under FINRA Rule 2710, if requested by any Holder in connection with their resales of Registrable Shares, (v) Securities Act liability insurance, if the Company so desires such insurance, and (vi) fees and expenses of all other Persons retained by the Company in connection with the consummation of the transactions contemplated by this Section 5. In addition, the Company shall be responsible for all of its internal expenses incurred in connection with the consummation of the transactions contemplated by this Section 5 (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit and the fees and expenses incurred in connection with the listing of the Registrable Shares on any securities exchange as required hereunder. In no event shall the Company be responsible for any broker or similar commissions of any Holder.

(h) No Piggyback on Registrations. Neither the Company nor any of its security holders or any other party (other than the Holders in such capacity pursuant hereto or pursuant to Section 5(i) below) may include securities of the Company in a Registration Statement other than the Registrable Shares, and the Company shall not after the date of this Agreement enter into any agreement providing any right to any of its security holders or any other party to register any securities in a Registration Statement filed pursuant to this Section 5.

(i) Piggy-Back Registrations. If at any time during the Registration Period there is not an effective Registration Statement covering all of the Registrable Shares and the Company shall determine to prepare and file with the SEC a registration statement relating to an offering for its own account or the account of others under the Securities Act of any of its equity securities, other than on Form S-4 or Form S-8 (each as promulgated under the Securities Act) or their then equivalents relating to equity securities to be issued solely in connection with any acquisition of any entity or business or equity securities issuable in connection with stock option or other employee or director benefit plans, then the Company shall send to each Holder holding Registrable Shares for which there is not an effective Registration Statement written notice of such determination and, if within fifteen days after receipt of such notice, any such Holder shall so request in writing, the Company shall include in such registration statement all or any part of such Registrable Shares such Holder requests to be registered, subject to customary underwriter cutbacks applicable to all holders of registration rights on a pro rata basis (along with other holders of piggyback registration rights with respect to the Company); provided, that (i) the Company shall not be required to register any Registrable Shares pursuant to this Section 5(i) that are eligible for resale under Rule 144 promulgated under the Securities Act or that are the subject of a then effective Registration Statement and (ii) if at any time after giving written notice of its intention to register any securities and prior to the effective date of the registration statement filed in connection with such registration, the Company shall determine for any reason not to register or to delay registration of such securities, the Company may, at its election, give written notice of such determination to such Holder and, thereupon, (i) in the case of a determination not to register, shall be relieved of its obligation to register any Registrable Shares pursuant to this Section 5(i) in connection with such registration (but not from its obligation to pay expenses in accordance with Section 5(g) hereof), and (ii) in the case of a determination to delay registering, shall be permitted to delay registering any Registrable Shares being registered pursuant to this Section 5(i) for the same period as the delay in registering such other securities.

6. OTHER AGREEMENTS OF THE PARTIES.

(a) Reservation of Common Stock. The Company shall take all action necessary to at all times have authorized, and reserved for the purpose of issuance from and after the Closing Date, no less than 100% of the maximum number of shares of Common Stock issuable upon exercise of the Warrants.

(b) Reporting Status. During the two year period from and after the Effective Date of any Registration Statement filed hereunder, the Company shall not terminate its status as an issuer required to file reports under the Exchange Act even if the Exchange Act or the rules and regulations thereunder would otherwise permit such termination, provided, however, the Company shall be entitled to terminate its status as an issuer in connection with a business combination transaction with a third-party or a 13E-3 transaction.

(c) Form D and Blue Sky. With respect to each Closing, the Company agrees to timely file a Form D with respect to the Securities as required under Regulation D and to provide a copy thereof to each Purchaser promptly after such filing. The Company, on or before each Closing, shall take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for or to qualify the Securities for sale to the Purchasers at the Closing pursuant to this Agreement under applicable securities or “Blue Sky” laws of the states of the United States (or to obtain an exemption from such qualification). The Company shall make all filings and reports relating to the offer and sale of the Securities required under applicable securities or “Blue Sky” laws of the states of the United States following each Closing consistent with Section 5(b)(vi).

(d) No Integration. The Company shall not, and shall use its commercially reasonable efforts to ensure that no affiliate of the Company shall, sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that will be integrated with the offer or sale of the Securities in a manner that would require the registration under the Securities Act of the sale of the Securities to the Purchasers, or that will be integrated with the offer or sale of the Securities for purposes of the rules and regulations of Nasdaq such that it would require shareholder approval prior to the closing of such other transaction unless shareholder approval is obtained before the closing of such subsequent transaction.

(e) Subsequent Registrations. Except for those existing registration rights discussed in Section 3(m) above or the filing of a prospectus supplement in connection with an existing registration statement of the Company, other than pursuant to a Registration Statement, prior to the date that is 60 days (or 30 days in the event that there are less than $20 million of gross proceeds from the sale of the Securities hereunder) after the Effective Date of the Registration Statement, the Company shall not file any registration statement (other than on Form S-8 or, in connection with an acquisition, on Form S-4) with the SEC with respect to any securities of the Company.

(f) Indemnification.

(i) Indemnification of Purchasers. In addition to the indemnity provided in Section 5(e) of this Agreement, the Company will indemnify and hold each Purchaser and its directors, officers, shareholders, members, partners, affiliates, employees and agents (and any other persons or entities with a functionally equivalent role of a person or entity holding such titles notwithstanding a lack of such title or any other title), each person or entity who controls such Purchaser (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, shareholders, agents, members, partners or employees (and any other persons or entities with a functionally equivalent role of a person or entity holding such titles notwithstanding a lack of such title or any other title) of such controlling person (each, a “Purchaser Party”) harmless from any and all losses, liabilities, obligations, claims, contingencies, damages, out of pocket costs and expenses, including all judgments, amounts paid in settlements, court costs and reasonable attorneys’ fees and costs of investigation that any such Purchaser Party may suffer or incur as a result of or relating to third party claims against such Purchaser relating to any breach of any of the representations, warranties, covenants or agreements made by the Company in this Agreement or in the other Transaction Documents. Notwithstanding anything to the contrary contained herein, the Company will not be liable to any Purchaser Party under this Agreement to the extent, but only to the extent that a loss, claim, damage or liability arises out of or is attributable to any Purchaser Party’s breach of any of the representations, warranties, covenants or agreements made by such Purchaser Party in this Agreement or in the other Transaction Documents.

(ii) Conduct of Indemnification Proceedings. Promptly after receipt by any person or entity (the “Purchaser Indemnified Person”) of notice of any demand, claim or circumstances which would or might give rise to a claim or the commencement of any action, proceeding or investigation in respect of which indemnity may be sought pursuant to Section 6(f)(i), such Purchaser Indemnified Person shall promptly notify the Company in writing and the Company shall assume the defense thereof, including the employment of counsel, and shall assume the payment of all fees and expenses; provided, however, that the failure of any

Purchaser Indemnified Person so to notify the Company shall not relieve the Company of its obligations hereunder except to the extent that the Company is actually prejudiced by such failure to notify. In any such proceeding, any Purchaser Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Purchaser Indemnified Person unless: (i) the Company and the Purchaser Indemnified Person shall have mutually agreed to the retention of such counsel; (ii) the Company shall have failed promptly to assume the defense of such proceeding and to employ counsel reasonably satisfactory to such Purchaser Indemnified Person in such proceeding; or (iii) in the reasonable judgment of counsel to such Purchaser Indemnified Person, representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them, provided, however, in no event, shall the Company be obligated to cover the reasonable fees and expenses of more than five such separate counsel (one for each Purchaser hereunder). The Company shall not be liable for any settlement of any proceeding effected without its written consent, which consent shall not be unreasonably withheld, delayed or conditioned. Without the prior written consent of the Purchaser Indemnified Person, which consent shall not be unreasonably withheld, delayed or conditioned, the Company shall not effect any settlement of any pending or threatened proceeding in respect of which any Purchaser Indemnified Person is or could have been a party and indemnity could have been sought hereunder by such Indemnified Party, unless such settlement includes an unconditional release of such Purchaser Indemnified Person from all liability arising out of such proceeding.

(g) Listing of Securities. Prior to the execution of this Agreement or promptly following the date hereof, the Company shall have taken or shall take all necessary action to cause the Shares and the Warrant Shares underlying the Warrants to be listed upon the Nasdaq Capital Market and shall maintain, so long as any other shares of Common Stock shall be so listed, such listing. Further, if the Company applies to have its Common Stock or other securities listed on any other trading market, it shall include in such application the Shares and the Warrant Shares underlying the Warrants and will take such other action as is necessary to cause the Shares and the Warrant Shares underlying the Warrants to be listed on such other trading market as promptly as practicable.

7. CONDITIONS TO THE PURCHASER’S OBLIGATIONS AT CLOSING. The obligations of each Purchaser under Section 1(b) and 1(d) of this Agreement are subject to the fulfillment, on or before the Closing, of each of the following conditions, any of which may be waived in writing by a Purchaser as to itself only:

(a) Representations and Warranties. Each of the representations and warranties of the Company contained in Section 3 shall be true and correct in all material respects on and as of the date hereof (provided, however, that such qualification shall only apply to representations or warranties not otherwise qualified by materiality) and on and as of the date of the Closing, with the same effect as though such representations and warranties had been made as of the Closing (except for representations and warranties that speak as of a specific date).

(b) Performance. The Company shall have performed and complied in all material respects with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by them, respectively, on or before the

Closing, and shall have obtained all approvals, consents and qualifications necessary to complete the sale and other transactions described herein; provided, however, that the Company may furnish to each Purchaser a facsimile copy of the stock certificate representing the Shares purchased at the Closing, with the original stock certificate to be delivered on the next Business Day.

(c) Compliance Certificate. The Company will have delivered to the Purchasers a certificate signed on its behalf by its Chief Executive Officer or Chief Financial Officer certifying that the conditions specified in Section 7 hereof with respect to the Company have been fulfilled.

(d) Securities Exemptions. The offer and sale of the Securities to the Purchasers pursuant to this Agreement shall be exempt from the registration requirements of the Securities Act and the registration and/or qualification requirements of all applicable state and foreign securities laws.

(e) No Suspension of Trading or Listing of Common Stock. The Common Stock of the Company (i) shall be listed on the Nasdaq Capital Market and (ii) shall not have been suspended from trading on the Nasdaq Capital Market. The Company shall have filed a Listing of Additional Shares application to cause the Shares and the shares of Common Stock issuable upon exercise of the Warrants to be listed on the Nasdaq Capital Market.

(f) Company Good Standing Certificates. The Company shall have delivered to the Purchasers (i) certificates from the Secretaries of State of the State of Delaware and the Commonwealth of Massachusetts, dated as of a date within five (5) days of the date of the Closing, with respect to the good standing of the Company in such states, and (ii) certificates from appropriate state officials, dated as of a date within five (5) days of the date of the Closing, with respect to the good standing of the Company’s U.S. Subsidiaries in their respective jurisdictions of organization.

(g) Secretary’s Certificate. The Company shall have delivered to the Purchasers, a copy of a certificate of the Company executed by the Secretary or an Assistant Secretary of the Company attaching and certifying to the truth and correctness of (A) the Certificate of Incorporation, (B) the Bylaws and (C) the resolutions adopted by the Company’s Board of Directors in connection with the transactions contemplated by this Agreement.

(h) Opinion of Company Counsel. The Purchasers will have received an opinion on behalf of the Company, dated as of the Closing Date, from Ropes & Gray LLP, counsel to the Company, substantially in the form attached hereto as Exhibit D.

(i) No Statute or Rule Challenging Transaction. No statute, rule, regulation, executive order, decree, ruling, injunction, action, proceeding or interpretation shall have been enacted, entered, promulgated, endorsed or adopted by any court or governmental authority of competent jurisdiction or any self-regulatory organization or the staff of any of the foregoing, having authority over the matters contemplated hereby which questions the validity of, or challenges or prohibits the consummation of, any of the transactions contemplated by this Agreement.

8. CONDITIONS TO THE OBLIGATIONS OF THE COMPANY AT CLOSING. The obligations of the Company to the Purchasers under this Agreement are subject to the fulfillment or waiver, on or before the Closing, of each of the following conditions:

(a) Representations and Warranties. The representations and warranties of each Purchaser contained in Section 4 shall be true and correct in all material respects on and as of the date hereof (provided, however, that such qualification shall only apply to representations and warranties not otherwise qualified by materiality) and on and as of the date of the Closing, with the same effect as though such representations and warranties had been made as of the Closing.

(b) Performance. Each Purchaser shall have performed and complied in all material respects with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing (including, without limitation, the completion of the Questionnaire, which shall be furnished to the Company), and shall have obtained all approvals, consents and qualifications of such Purchaser necessary to complete the purchase and sale described herein.

(c) Securities Exemptions. The offer and sale of the Securities to the Purchasers pursuant to this Agreement shall be exempt from the registration requirements of the Securities Act and the registration and/or qualification requirements of all applicable state and foreign securities laws.

(d) Payment of Purchase Price. The Purchasers shall have delivered to the Company, by wire transfer of immediately available funds, full payment of the purchase price for the Shares and Warrants purchased at the Closing.

(e) No Statute or Rule Challenging Transaction. No statute, rule, regulation, executive order, decree, ruling, injunction, action, proceeding or interpretation shall have been enacted, entered, promulgated, endorsed or adopted by any court or governmental authority of competent jurisdiction or any self-regulatory organization or the staff of any of the foregoing, having authority over the matters contemplated hereby which questions the validity of, or challenges or prohibits the consummation of, any of the transactions contemplated by this Agreement.

9. MISCELLANEOUS.

(a) Successors and Assigns. The terms and conditions of this Agreement will inure to the benefit of and be binding upon the respective successors and permitted assigns of the parties. The Company shall not be permitted to assign this Agreement or any of their respective rights or obligations hereunder. This Agreement is for the sole benefit of the Company and the Purchasers and their respective successors and permitted assigns, and nothing in this Agreement (whether expressed or implied) will give or be construed to give any other person or entity any legal or equitable rights in connection with this Agreement except that Indemnified Parties and Purchaser Indemnified Parties are intended beneficiaries of Sections 5(e) and 6(f). Any Purchaser may assign its rights under this Agreement to any person to whom such Purchaser assigns or transfers any of the Securities, provided that such transferee agrees in writing to be bound by the terms and provisions of this Agreement, and such transfer is in compliance with the terms and provisions of this Agreement and permitted by federal and state securities laws.

(b) Governing Law; Submission to Jurisdiction. This Agreement will be governed by and construed and enforced under the internal laws of the State of New York, without reference to principles of conflict of laws or choice of laws. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY. The Company hereby irrevocably and unconditionally submits, for itself and its property to the exclusive jurisdiction of any New York State court or federal court of the United States sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement. The Company irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any New York State or federal court sitting in New York City, and the Company hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(c) Survival. The representations and warranties contained in this Agreement and the provisions of Sections 5, 6 and 9 shall survive the Closing contemplated hereunder and the delivery of the Securities.

(d) Counterparts. This Agreement may be executed in two or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

(e) Headings. The headings and captions used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement. All references in this Agreement to sections, paragraphs, exhibits and schedules will, unless otherwise provided, refer to sections and paragraphs hereof and exhibits and schedules attached hereto, all of which exhibits and schedules are incorporated herein by reference.

(f) Notices. Any notices and other communications required or permitted under this Agreement shall be in writing and shall be delivered (i) personally by hand or by courier, (ii) mailed by United States first-class mail, postage prepaid or (iii) sent by facsimile directed (1) if to a Purchaser, at the Purchaser’s address or facsimile number set forth on Appendix I attached hereto, or at such address or facsimile number as the Purchaser may designate by giving at least ten (10) days’ advance written notice to the Company or (2) if to the Company, to its address or facsimile number set forth below, or at such other address or facsimile number as the Company may designate by giving at least ten (10) days’ advance written notice to the Purchasers. All such notices and other communications shall be deemed given upon (i) receipt or refusal of receipt, if delivered personally, (ii) three days after being placed in the mail, if mailed, or (iii) confirmation of facsimile transfer, if faxed.

The address of the Company for the purpose of this Section 9(f) is as follows:

Antigenics Inc.

162 Fifth Avenue, Suite 900

New York, New York 10010

Tel: (212) 994-8200

Fax: (212) 994-8299

Attention: Chief Financial Officer

with a copy to:

Ropes & Gray LLP

One International Place

Boston, Massachusetts 02110

Tel: (617) 951-7000

Fax: (617) 951-7050

Attention: Paul Kinsella

and

Antigenics Inc.

3 Forbes Road

Lexington, Massachusetts 02421

Attention: Legal Department

Tel: 781-674-4400

Fax: 781-674-4200

(g) Amendments and Waivers. This Agreement may be amended and the observance of any term of this Agreement may be waived only with the written consent of the Company and Purchasers holding at least eighty percent (80%) of the outstanding Shares; provided that any provision for the sole benefit of the Company may be waived by the Company. Any amendment effected in accordance with this Section 9(g) will be binding upon the Company, each Purchaser and their respective successors and permitted assigns.

(h) Severability. If any provision of this Agreement is held to be unenforceable under applicable law, such provision will be excluded from this Agreement and the balance of the Agreement will be interpreted as if such provision were so excluded and will be enforceable in accordance with its terms. The parties will attempt in good faith to agree upon a valid and enforceable provision which shall be a commercially reasonable substitute for any provision that is excluded pursuant to the preceding sentence, and upon so agreeing, shall incorporate such substitute provision in this Agreement.

(i) Entire Agreement. This Agreement, together with all exhibits and schedules hereto and thereto constitutes the entire agreement and understanding of the parties with respect to the subject matter hereof and supersedes any and all prior negotiations, correspondence, agreements, understandings, duties or obligations between the parties with respect to the subject matter hereof.

(j) Meaning of Include and Including. Whenever in this Agreement the word “include” or “including” is used, it shall be deemed to mean “include, without limitation” or “including, without limitation,” as the case may be, and the language following “include” or “including” shall not be deemed to set forth an exhaustive list.

(k) Fees, Costs and Expenses. Except as otherwise provided for in this Agreement, all fees, costs and expenses (including attorneys’ fees and expenses) incurred by any party hereto in connection with the preparation, negotiation and execution of this Agreement and the exhibits and schedules hereto and the consummation of the transactions contemplated hereby and thereby (including the costs associated with any filings with, or compliance with any of the requirements of any governmental authorities), shall be the sole and exclusive responsibility of such party.

(l) 8-K Filing; Press Release and Publicity. As soon as practicable following the execution of this Agreement, but in no event later than 8:30 a.m., eastern time, on the Business Day following the execution of this Agreement, the Company shall issue and publicly disseminate the Press Release (defined below), and no later than 96 hours following the Closing, the Company shall file a Current Report on Form 8-K with the SEC describing the terms of the transactions contemplated by this Agreement and attaching this Agreement and the Press Release as exhibits to such filing (the “8-K Filing” including all attachments). Neither the Company nor any Purchaser shall issue any press releases or any other public statements with respect to the transactions contemplated by this Agreement; provided, however, that the Company shall be required, without the prior approval of any Purchaser, to issue a press release (the “Press Release”) in accordance with Rule 135c under the Securities Act with respect to the consummation of the transactions contemplated by this Agreement (i) in substantial conformity with the 8-K Filing and (ii) as is required by applicable laws and regulations; and, provided further, that neither the Press Release nor any other release may identify a Purchaser unless such Purchaser has consented thereto in writing, or as required by law; and provided further, that the Company may publicly reference the transaction in connection with Company earnings releases, investor presentations and other communications provided that such communications shall not include any information related to the transaction that was not otherwise disclosed in the Press Release and the Company’s SEC filings.

(m) Waivers. No waiver by any party to this Agreement of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right accruing to it thereafter.

(n) Stock Splits, Dividends and other Similar Events. The provisions of this Agreement shall be appropriately adjusted to reflect any stock split, dividend in the form of common stock, reorganization or other similar event that may occur with respect to the Company after the date hereof.

(o) Remedies. In addition to being entitled to exercise all rights provided herein, each Purchaser and the Company will be entitled to specific performance under this Agreement. The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations described in the foregoing sentence and hereby agrees to waive in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.

(p) Rescission and Withdrawal Right. Notwithstanding anything to the contrary contained in (and without limiting any similar provisions of) the Transaction Documents, whenever any Purchaser exercises a right, election, demand or option under any of the Transaction Documents and the Company does not timely perform its related obligations within the periods therein provided, then such Purchaser may rescind or withdraw, in its sole discretion from time to time upon written notice to the Company, any such relevant notice, demand or election in whole or in part without prejudice to its future actions and rights.

(q) Independent Nature of Purchasers’ Obligations and Rights. The obligations of each Purchaser under the Transaction Documents are several and not joint with the obligations of any other Purchaser, and no Purchaser shall be responsible in any way for the performance of the obligations of any other Purchaser under any Transaction Document. The decision of each Purchaser to purchase Securities pursuant to this Agreement and the other Transaction Documents has been made by such Purchaser independently of any other Purchaser and independently of any information, materials, statements or opinions as to the business, affairs, operations, assets, properties, liabilities, results of operations, condition (financial or otherwise) or prospects of the Company or any Subsidiary which may have been made or given by any other Purchaser or by any agent or employee of any other Purchaser, and no Purchaser and any of its agents or employees shall have any liability to any other Purchaser (or any other person or entity) relating to or arising from any such information, materials, statement or opinions. Nothing contained in the Transaction Documents, and no action taken by any Purchaser pursuant thereto, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by any of the Transaction Documents or any document contemplated thereby. Each Purchaser acknowledges that no other Purchaser has acted as agent for such Purchaser in connection with making its investment hereunder and that no Purchaser will be acting as agent of such Purchaser in connection with monitoring its investment in the Securities or enforcing its rights under any of the Transaction Documents. Each Purchaser shall be entitled to independently protect and enforce its rights, including without limitation the rights arising out of the Transaction Documents, and it shall not be necessary for any other Purchaser to be joined as an additional party in any proceeding for such purpose. The Company acknowledges that each of the Purchasers has been provided with the same Transaction Documents for the purpose of closing a transaction with multiple Purchasers and not because it was required or requested to do so by any Purchaser. The Company’s obligations to each Purchaser under the Transaction Documents are identical to its obligations to each other Purchaser other than such differences resulting solely from the number of Securities purchased by such Purchaser, but regardless of whether such obligations are memorialized herein or in another agreement between the Company and a Purchaser.

[Remainder of page intentionally left blank.]

* * *

IN WITNESS WHEREOF, the parties hereto have executed this Securities Purchase Agreement as of the date and year first above written.

ANTIGENICS INC.

By:	/s/ Shalini Sharp
Name:	Shalini Sharp
Title:	Chief Financial Officer

[SIGNATURE PAGE FOR PURCHASERS FOLLOW]

[SECURITIES PURCHASE AGREEMENT]

NAME OF PURCHASER:             BAM Opportunity Fund LP

By:	/s/ Hal Mintz
Name:
Title:

Number of Shares: 5,000,000
Number of 4 Year Warrants: 2,173,900
Number of 6 Month Warrants: 2,500,000
Aggregate Purchase Price: $ 10,000,000

Address for Notices:

44 Wall Street
16th Floor Suite 1603
NYC, NY 10005

Address for delivery of securities, if different:

[SECURITIES PURCHASE AGREEMENT]

SCHEDULE I

Buyer	Address	Number of Shares	Number of 4 Year Warrants	Number of 6 Month Warrants	Aggregate Purchase Price
BAM Opportunity Fund LP	44 Wall Street 16th Floor, Suite 1603 New York, NY 10005	5,000,000	2,173,900	2,500,000	$10,000,000.00

APPENDIX I

ANTIGENICS INC.

REGISTRATION STATEMENT/SUITABILITY QUESTIONNAIRE

PART A

In connection with the preparation of the Registration Statement, please provide us with the following information:

GENERAL INFORMATION

NOTE: If you are an individual, please answer only questions 1, 5 and 6 and proceed to Part B.

1.	Pursuant to the “Selling Stockholder” section of the Registration Statement, please state your/your organization’s name exactly as it should appear in the Registration Statement.

2.	State whether your organization is a publicly-held entity or a subsidiary of a publicly-held entity (i.e., an entity that has a class of securities registered under the Exchange Act).

Yes No

If a subsidiary of a publicly-held entity, please identify the publicly-held parent entity:

3.	State whether your organization is an investment company or a subsidiary of an investment company registered under the Investment Company Act of 1940.

Yes No

If a subsidiary of an investment company, please identify the investment company parent entity:

4.	If you answered “No” to questions 2 and 3, state the number of natural persons, publicly-held entities or investment companies who have or share voting or investment control over the Registrable Shares.

Number:

2

Please identify those natural persons, publicly-held entities or investment companies:

5.		Please provide the number of securities of the Company that you/your organization will beneficially own:

6.		Have you/your organization or any of its affiliates, officers, directors or principal equity holders (owners of 5% or more of the equity securities of your organization) had any material relationship within the past three years with the Company or its affiliates?

Yes No

If yes, please indicate the nature of any such relationships below:

7.		State whether your organization is a registered broker-dealer.

Yes No

8.		If your organization is a registered broker-dealer, did your organization receive the Registrable Shares as compensation for underwriting activities and, if so, provide a brief description of the transaction(s) involved.

Yes No

9.		State whether your organization is an affiliate of a registered broker-dealer and if so, list the name(s) of the broker-dealer affiliate(s).

Yes No

10.		If your organization is an affiliate of a registered broker-dealer:

	a.	Did your organization purchase the Registrable Shares in the ordinary course of business?

Yes No

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If the answer is “No,” to question (a) state any exceptions below:

b.	At the time of the purchase of the Registrable Shares, did your organization have any agreements or understandings, directly or indirectly, with any person to distribute the Registrable Shares?

Yes No

If the answer is “Yes,” to question (b), please identify such agreements or understandings below:

PART B

IDENTIFICATION

Name:

Address of principal place of business/primary residence:

If an entity, state (or country) of formation or incorporation:

Contact Person:

Telephone Number:

Facsimile Number:

Email Address:

Type of Investor (corporation, partnership, trust, individual, etc.):

Employer Identification Number/Social Security Number:

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STATUS AS AN ACCREDITED INVESTOR

Please confirm that the Purchaser is an “accredited investor” as defined under the Securities Act of 1933, as amended (the “Act”), by checking all applicable boxes to indicate the exemption qualifying you as an accredited investor, as provided in Rule 501(a) under the Act.

☐        a corporation, organization described in Section 501(c)(3) of the Internal Revenue Code, a Massachusetts or similar business trust or a partnership, in each case, not formed for the purpose of this investment, with total assets in excess of $5,000,000;

☐        a private business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940;

☐        a Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958;

☐         an investment company registered under the Investment Company Act of 1940 or a business development company as defined in Section 2(a)(48) of that Act;

☐        a bank as defined in Section 3(a)(2) or a savings and loan association or other institution defined in Section 3(a)(5)(A) of the Act acting in either an individual or fiduciary capacity;

☐        an insurance company as defined in Section 2(13) of the Securities Act;

☐        an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974 whose investment decision is made by a fiduciary which is either a bank, savings and loan association, insurance company, or registered investment advisor, or whose total assets exceed $5,000,000, or, if a self-directed plan, a plan whose investment decisions are made solely by persons who are accredited investors;

☐        a director, executive officer or general partner of the issuer of the securities being offered or sold;

☐        a natural person whose individual net worth, or joint net worth with your spouse, at the time of purchase exceeds $1,000,000;

☐        a natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with your spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year;

☐        a trust with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities offered, purchase is directed by a sophisticated person as described in Rule 506(b)(2)(ii) of the Securities Act; or

☐        an entity in which all the equity owners are accredited investors.

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FOREIGN INVESTOR EXEMPT STATUS

All Purchasers that are not residents of the United States must indicate the exemption qualifying it to purchase the Securities by checking the applicable box below:

☐        Purchaser is a resident of the United Kingdom that qualifies as a High Net Worth Institution. “High Net Worth Institution” means any of the following: (i) a body corporate which has, or which is a member of the same group as an undertaking which has, called up share capital or net assets of not less than £5million, or, if the body corporate has more than 20 members or is a subsidiary of an undertaking with more than 20 members, £500,000; (ii) an unincorporated association or partnership which has net assets of not less than £5million; or (iii) a trust where the aggregate value of cash and investments forming part of the trust’s assets (before deducting liabilities) is £10million or more, or has been £10million or more anytime during the year preceding the date of this Agreement.

☐        Purchaser is a resident of a member state of the European Union and qualifies as a Qualified Investor. “Qualified Investor” means any legal entity which meets two or more of the following: (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts.

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SIGNATURE TO QUESTIONNAIRE

The above information is true and correct in all material respects, and the undersigned recognizes that the Company and its respective counsel are relying on the truth and accuracy of such information in reliance on an exemption from registration under the Securities Act. The undersigned agrees to notify the Company promptly of any changes in the foregoing information which may occur prior to the investment.

By executing below the undersigned accepts its obligations as a Purchaser under the Securities Purchase Agreement, dated as of July 30, 2009, between the Company and the Purchasers party thereto (the “Agreement”), and represents that it has read and understands the Agreement.

By executing below the undersigned covenants and agrees that it will only sell Registrable Shares covered by the Registration Statement in a manner specified in Exhibit A to this Questionnaire.

Executed at                                                                                        ,                                          on                     , 2009.

Name of Individual/Entity:

By:
(Signature)

(Name and title of signatory)

All capitalized terms used but not defined herein have the meanings ascribed to them in the Agreement.

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EXHIBIT A TO QUESTIONNAIRE

PLAN OF DISTRIBUTION

The selling stockholders, which as used herein includes donees, pledgees, transferees or other successors-in-interest selling shares of common stock or interests in shares of common stock received after the date of this prospectus from a selling stockholder as a gift, pledge, partnership distribution or other transfer, may, from time to time, sell, transfer or otherwise dispose of any or all of their shares of common stock or interests in shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.

The selling stockholders may use any one or more of the following methods when disposing of shares or interests therein:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	short sales effected after the effective date of the registration statement of which this prospectus is a part;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share; and

•	a combination of any such methods of sale.

The selling stockholders may, from time to time, pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus. The selling stockholders also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

In connection with the sale of our common stock or interests therein, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The selling stockholders may also sell shares of our common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The aggregate proceeds to the selling stockholders from the sale of the common stock offered by them will be the purchase price of the common stock less discounts or commissions, if any. Each of the selling stockholders reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of common stock to be made directly or through agents. We will not receive any of the proceeds from this offering.

The selling stockholders also may resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act of 1933, provided that they meet the criteria and conform to the requirements of that rule.

The selling stockholders and any underwriters, broker-dealers or agents that participate in the sale of the common stock or interests therein may be deemed to be “underwriters” within the meaning of Section 2(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of the shares may be underwriting discounts and commissions under the Securities Act. Selling stockholders are subject to the prospectus delivery requirements of the Securities Act.

To the extent required, the shares of our common stock to be sold, the names of the selling stockholders, the respective purchase prices and public offering prices, the names of any agents, dealer or underwriter, any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

In order to comply with the securities laws of some states, if applicable, the common stock may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the common stock may not be sold unless it has been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

We have advised the selling stockholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the

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activities of the selling stockholders and their affiliates. In addition, we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the selling stockholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The selling stockholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

We have agreed to indemnify the selling stockholders against liabilities, including liabilities under the Securities Act and state securities laws, relating to the registration of the shares offered by this prospectus.

We have agreed with the selling stockholders to keep the registration statement of which this prospectus constitutes a part effective until the earlier of (1) such time as all of the shares covered by this prospectus have been disposed of pursuant to and in accordance with the registration statement (2) the date on which the shares may be sold without volume limitations by non-affiliates pursuant to Rule 144 of the Securities Act or eleven years after the registration statement becomes effective.

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EXHIBIT 99.1

Shalini Sharp Investor Relations 800.962.2436 ir@antigenics.com Sunny Uberoi Corporate Communications 212.994.8206 suberoi@antigenics.com

ANTIGENICS REPORTS SECOND QUARTER 2009 FINANCIAL RESULTS

Conference Call to Follow

LEXINGTON, MA – July 30, 2009 – Antigenics Inc. (NASDAQ: AGEN) reported results today for the quarter ended June 30, 2009. The company incurred a net loss attributable to common stockholders of $12.3 million, or $0.17 per share, basic and diluted, for the second quarter of 2009, compared with a net loss attributable to common stockholders of $12.5 million, or $0.19 per share, basic and diluted, in the second quarter of 2008. For the six months ended June 30, 2009, the company incurred a net loss attributable to common stockholders of $22.0 million, or $0.31 per share, basic and diluted, compared with a net loss attributable to common stockholders of $24.0 million, or $0.40 per share, basic and diluted, for the comparable period in 2008. The company’s net cash burn (cash used in operating activities plus capital expenditures and dividend payments) for the three months ended June 30, 2009 and 2008 was $5.7 million and $6.9 million, respectively. The company’s net cash burn for the six months ended June 30, 2009 and 2008 was $15.5 million and $16.3 million, respectively. The 2009 results reflect the company’s efforts to support Oncophage in Russia, Europe, and other territories, while also executing cost containment efforts. Cash, cash equivalents, and short-term investments were $21.1 million as of June 30, 2009.

Company Update

•

Approximately 15 vaccines containing QS-21 are under development by our collaborative partners and are currently in clinical trials. Phase 3 clinical trials are ongoing for QS-21-containing vaccines in non-small cell lung cancer, melanoma, malaria and an undisclosed infectious disease vaccine.

•

GlaxoSmithKline Biologicals (GSK Bio) recently launched its Phase 3 study of RTS,S, a malaria vaccine, which contains QS-21. Phase 2 studies showed that RTS,S reduced clinical episodes of malaria by 53 percent over an eight month follow-up period. RTS,S could be submitted for initial regulatory review as early as 2011.

•

Johnson & Johnson (J&J) and Elan Corporation (Elan) entered into a definitive agreement for J&J to acquire substantially all of Elan’s rights and assets related to its Alzheimer’s immunotherapy program. ACC-001 is a vaccine in development for Alzheimer's disease by Elan and Wyeth and contains QS-21 in one arm of the ongoing Phase 2 clinical study. J&J has committed up to $500 million in initial funds for the development and launch of Elan’s Alzheimer’s immunotherapy compounds. This transaction has not yet closed.

•

Updated overall survival results from Antigenics’ Phase 3 study of Oncophage® (vitespen) cancer vaccine in nonmetastatic renal cell carcinoma (RCC, the most common type of kidney cancer) were presented at the American Society of Clinical Oncology (ASCO) Annual Meeting in May/June 2009.

•

Patients with RCC at intermediate risk of disease recurrence demonstrated an approximately 46 percent lower risk of death when treated with Oncophage after surgery, compared with observation (n = 362; P = 0.036; hazard ratio [HR] = 0.54).

•

The results showed a survival advantage in earlier-stage patients (AJCC stages I/II high grade) receiving Oncophage, with a reduction in the risk of death by approximately 37 percent (n = 240; HR = 0.63).

•

In addition, there was a promising trend for overall survival in patients treated with Oncophage in the total population eligible for the study, which included intermediate and high-risk patients (n = 604; HR = 0.81).

•	Median survival has yet to be reached in the above patient populations.

•

The company continues to support its application for conditional marketing authorization for Oncophage in earlier-stage RCC. The application was submitted to the European Medicines Agency (EMEA) in the fourth quarter of 2008, and Antigenics anticipates a decision from the EMEA toward the end of 2009.

•

Antigenics continues preparations to support named patient programs for Oncophage in territories including Australia, Thailand, and several countries in Europe. Such programs would potentially allow Antigenics to be compensated for providing Oncophage to physicians who request treatment for their patients even in the absence of full regulatory approval.

•

Pre-launch activities for Oncophage in intermediate-risk RCC in Russia continue to gain traction. The Russian Ministry of Industry and Trade has now granted Antigenics an import/export license for Oncophage, and the company is still exploring potential government reimbursement.

•

The Brain Tumor Research Center at the University of California, San Francisco, expanded its Phase 2 clinical trial of Oncophage in glioma, or brain cancer, to include New York-Presbyterian Hospital/Columbia University Medical Center. The Phase 2 trial is designed to enroll approximately 30 patients with first recurrence of high-grade glioma.

•	Immunological testing in the Phase 1 clinical study of AG-707 in genital herpes has been completed, and final study data analysis is now in process. Results will be reported in the coming months.

•

In the second quarter of 2009 Antigenics reduced its debt balance through the exchange of approximately $255,000 in cash and 5.2 million common shares for approximately $16.9 million in face value of its 2005 convertible notes. This resulted in a gain of $2.5 million for the quarter ended June 30, 2009. Expected annualized savings of $1.5 million in cash interest are anticipated on the total amount of debt extinguished to date.

•	Tim Rothwell, recently retired chairman of sanofi-aventis U.S., has joined Antigenics’ Board of Directors.

Conference Call Information

Antigenics executives will host a conference call at 11:00 a.m. Eastern Time today. To access the live call, dial 877.762.5772 (domestic) or 706.643.6986 (international); the access code is 19055786. The call will also be webcast and will be accessible from the company’s website at www.antigenics.com/webcast/. A replay will be available approximately two hours after the call through midnight Eastern Time on August 13, 2009. The replay number is 800.642.1687 (domestic) or 706.645.9291 (international), and the access code is 19055786. The replay will also be available on the company’s website approximately two hours after the live call.

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About Antigenics

Antigenics is a biotechnology company working to develop treatments for cancers and infectious diseases. The company’s investigational product portfolio includes Oncophage® (vitespen), a patient-specific therapeutic cancer vaccine being evaluated in several indications, and QS-21 Stimulon®, an adjuvant being evaluated by Antigenics’ collaborative partners in approximately 15 clinical stage vaccines. For more information, please visit www.antigenics.com.

This press release contains forward-looking statements, including statements regarding products in development using QS-21, the company's application for marketing authorization for Oncophage in the EU, the company's efforts to market Oncophage in Russia and to pursue named patient programs, the expanded Phase 2 trial of Oncophage in glioma, and data from the Phase 1 trial of AG-707 in genital herpes. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially. These risks and uncertainties include, among others, decisions by our licensees and partners, regulatory authorities, physicians, and patients; the possibility that results from future clinical trials will not be as favorable as past trials by Antigenics or its licensees and partners; the ability to raise capital and finance future activities; and the factors described under the Risk Factors section of our Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission for the period ended March 31, 2009. Antigenics cautions investors that vaccines containing QS-21 may not achieve commercialization in the near-term, if ever. Antigenics cautions investors that we do not expect to generate significant revenue from sales of Oncophage in Russia for several months, if ever. Antigenics cautions investors that Oncophage may not achieve conditional approval in Europe in 2009, if ever, including because we may not successfully address issues associated with post-hoc analysis, subgroup analysis, lack of immunological data, product characterization, or other issues that may be of concern to the EMEA. Antigenics cautions investors that named patient programs may not be launched in the near-term, if ever, and if launched may not generate significant revenue, if any. Antigenics also cautions investors not to place considerable reliance on the forward-looking statements contained in this press release. These statements speak only as of the date of this document, and Antigenics undertakes no obligation to update or revise the statements. All forward-looking statements are expressly qualified in their entirety by this cautionary statement. Antigenics’ business is subject to substantial risks and uncertainties, including those identified above. When evaluating Antigenics’ business and securities, investors should give careful consideration to these risks and uncertainties.

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Summary Consolidated Financial Information

Condensed Consolidated Statements of Operations Data

(in thousands, except per share data)

(unaudited)

	Three months ended June 30,		Six months ended June 30,
	2009	2008	2009	2008
		(as adjusted)		(as adjusted)
Revenue	$1,270	$595	$1,891	$1,445

Operating expenses:
Research and development	5,028	5,839	9,933	11,570
General and administrative	4,170	5,737	8,073	11,009

Operating loss	(7,928)	(10,981)	(16,115)	(21,134)

Other expense, net	(4,159)	(1,279)	(5,449)	(2,497)

Net loss	(12,087)	(12,260)	(21,564)	(23,631)

Dividends on Series A convertible preferred stock	(198)	(198)	(395)	(395)

Net loss attributable to common stockholders	$(12,285)	$(12,458)	$(21,959)	$(24,026)

Per common share data, basic and diluted:
Net loss attributable to common stockholders	$(0.17)	$(0.19)	$(0.31)	$(0.40)

Weighted average number of common shares outstanding, basic and diluted	73,122	64,586	70,014	60,166

Condensed Consolidated Balance Sheet Data

(in thousands)

(unaudited)

	June 30, 2009	December 31, 2008
		(as adjusted)
Cash, cash equivalents, and short-term investments	$21,057	$34,463
Total assets	39,687	56,822
Total stockholders' deficit	(28,582)	(20,330)

Note - The results for the three and six months ended June 30, 2008 have been retrospectively adjusted to reflect the company’s adoption on January 1, 2009 of FASB Staff Position APB 14-1, “Accounting for Convertible Debt Instruments That May Be Settled in Cash upon Conversion (Including Partial Cash Settlement)” (“FSP APB 14-1”) resulting in additional non-cash interest expense of $306,000 and $606,000 respectively. During the three and six months ended June 30, 2009 the company recognized non-cash interest expense of $178,000 and $377,000 respectively, related to FSP APB 14-1. On January 1, 2009 the company also adopted the provisions of EITF 07-5 “Determining Whether an Instrument (or Embedded Feature) is Indexed to an Entity’s Own Stock” (“EITF 07-5”). Accordingly, the company reclassified $2,713,000 from long-term debt to derivative liabilities and the cumulative effect of the change in accounting principle in the amount of $716,000 was recognized as an adjustment to the opening balance of stockholders’ deficit.

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EXHIBIT 99.2

Shalini Sharp Investor Relations 800.962.2436 ir@antigenics.com Sunny Uberoi Corporate Communications 917.443.3325 suberoi@antigenics.com

Antigenics to Raise $10 Million in Private Placement

LEXINGTON, MA — July 31, 2009 — Antigenics Inc. (NASDAQ: AGEN) today announced that it has entered into definitive agreements to sell in a private placement approximately 5,000,000 million shares of its common stock at a price of $2.00 per share, resulting in gross proceeds to the company of $10 million, before deducting placement agent fees and other offering expenses. The investor in this private placement will also receive six-month warrants to purchase up to 2.5 million additional shares of common stock at an exercise price of $2 per share and 4 year warrants to purchase up to approximately 2.2 million additional shares of common stock at an exercise price of $2.30 per share.

The closing of the offering is subject to certain conditions, and is expected to occur on or about August 3, 2009. Rodman & Renshaw, LLC, a wholly owned subsidiary of Rodman & Renshaw Capital Group, Inc. (NasdaqGM:RODM), served as the exclusive placement agent for the offering.

Proceeds from the financing will be used primarily for funding key commercial and regulatory efforts, including the support of Antigenics’ efforts with Oncophage® (vitespen) in Russia, Europe and other territories.

The securities issued in the private placement have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or applicable state securities laws, and accordingly may not be offered or sold in the United States except pursuant to an effective registration statement or an applicable exemption from the registration requirements of the Securities Act and such applicable state and securities laws. The company has agreed to file a registration statement with the Securities and Exchange Commission registering the resale of the shares of common stock issued in this private placement and the shares of common stock issuable upon exercise of the warrants issued in this private placement.

About Antigenics

Antigenics is a biotechnology company working to develop treatments for cancers and infectious diseases. The company’s investigational product portfolio includes Oncophage® (vitespen), a patient-specific therapeutic cancer vaccine being evaluated in several indications, and QS-21 Stimulon® , an adjuvant being evaluated by Antigenics’ collaborative partners in approximately 15 clinical stage vaccines. For more information, please visit www.antigenics.com.

This press release contains forward-looking statements, including statements regarding a financing of the company and the potential conversion of warrants into common stock of the company for additional consideration. The financing, including the conversion of warrants, and the timing for any such conversion, is dependent on risks and uncertainties, including, among others, the satisfaction of certain closing conditions in respect of the financing; the valuation of the company’s common stock; the development and commercialization of the company’s products, including, without limitation, the potential launch of Oncophage in Russia and other territories and the filing for conditional approval of Oncophage in Europe; decisions by collaborative partners and licensees; decisions by regulatory agencies; timing and results of clinical and preclinical studies; and the factors described under the Risk Factors Section of our Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission for the period ended March 31, 2009. Antigenics cautions investors not to place considerable reliance on the forward-looking statements contained in this press release. These statements speak only as of the date of this document, and Antigenics undertakes no obligation to update or revise the statements. All forward-looking statements are expressly qualified in their entirety by this cautionary statement. Antigenics’ business is subject to substantial risks and uncertainties, including those identified above.